Exhibit 4.2

Space above reserved for Recorder of Deeds

This Instrument Grants a Security Interest by a Public Utility and a Transmitting Utility

Indenture of Mortgage and Deed of Trust

Dated as of June 1, 2006

THE EMPIRE DISTRICT GAS COMPANY,

As Grantor,

to

SPENCER R. THOMSON, DEED OF TRUST TRUSTEE

for the benefit of

THE BANK OF NEW YORK TRUST COMPANY, N.A., BOND TRUSTEE, as Grantee

with an address of:

2 North LaSalle Street, Suite 1020
Chicago, IL 60602

SECURING FIRST MORTGAGE BONDS

______________________

Legal Description:  See Schedule A

THIS AGREEMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

TABLE OF CONTENTS

The Empire District Gas Company
Indenture of Mortgage and Deed of Trust
Dated as of June 1, 2006

	Article Ten

	The Trustee

Section 1001	Certain Duties and Responsibilities.	64
Section 1002	Notice of Defaults.	65
Section 1003	Certain Rights of Trustee.	65
Section 1004	Not Responsible for Recitals or Issuance of First Mortgage Bonds.	66
Section 1005	May Hold First Mortgage Bonds.	66
Section 1006	Money Held in Trust.	67
Section 1007	Compensation, Reimbursement and Indemnity.	67
Section 1008	Disqualification; Conflicting Interests.	68
Section 1009	Corporate Trustee Required; Eligibility.	68
Section 1010	Resignation and Removal; Appointment of Successor.	69
Section 1011	Acceptance of Appointment by Successor.	70
Section 1012	Merger, Conversion, Consolidation or Succession to Business.	71
Section 1013	Preferential Collection of Claims Against Company.	71
Section 1014	Co-Trustee and Separate Trustees.	71
Section 1015	Appointment of Authenticating Agent.	72

	Article Eleven

	Holders’ Lists and Reports by Trustee and Company

Section 1101	Lists of Holders.	74
Section 1102	Reports by Trustee and Company.	74

	Article Twelve

	Consolidation, Merger, Conveyance, or Other Transfer

Section 1201	Company May Consolidate, Etc., Only on Certain Terms.	75
Section 1202	Successor Company Substituted.	76
Section 1203	Extent of Lien Hereof on Property of Successor Company.	77
Section 1204	Release of Company Upon Conveyance or Other Transfer.	77
Section 1205	Merger into Company; Extent of Lien Hereof.	78
Section 1206	Transfer of Less Than Substantially all the Mortgaged Property.	78

	Article Thirteen

	Supplemental Mortgages

Section 1301	Supplemental Mortgages Without Consent of Holders.	78
Section 1302	Supplemental Mortgages with Consent of Holders.	80
Section 1303	Execution of Supplemental Mortgages.	81
Section 1304	Effect of Supplemental Mortgages.	81
Section 1305	Conformity with Trust Indenture Act.	82
Section 1306	Reference in First Mortgage Bonds to Supplemental Mortgages.	82
Section 1307	Modification Without Supplemental Mortgage.	82

	Article Fourteen

	Meetings of Holders; Action Without Meeting

Section 1401	Purposes For Which Meetings May Be Called.	82
Section 1402	Call, Notice and Place of Meetings.	83
Section 1403	Persons Entitled to Vote at Meetings.	83
Section 1404	Quorum; Action.	84
Section 1405	Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.	84
Section 1406	Counting Votes and Recording Action of Meetings.	85
Section 1407	Action Without Meeting.	86

	Article Fifteen

	Immunity of Incorporators, Shareholders, Officers and Directors

Section 1501	Liability Solely Corporate.	86

	Article Sixteen

	Possession, Use and Release of Mortgaged Property

Section 1601	Quiet Enjoyment.	86
Section 1602	Dispositions Without Release.	87
Section 1603	Release of Mortgaged Property.	88
Section 1604	Preservation of Lien.	89
Section 1605	Release of Minor Properties.	89
Section 1606	Withdrawal or Other Application of Cash.	90

Section 1607	Release of Property Taken by Eminent Domain, Etc.	91
Section 1608	Disclaimer or Quitclaim.	91
Section 1609	Miscellaneous.	92
Section 1610	Maintenance of Properties.	93
Section 1611	Payment of Taxes; Discharge of Liens.	93
Section 1612	Insurance.	94
Section 1613	Recording, Filing, Etc.	96
SCHEDULE A — DESCRIPTION OF MORTGAGED PROPERTY
EXHIBIT I — FORM OF WRITTEN INSTRUMENT OF TRANSFER

CROSS REFERENCE SHEET SHOWING THE LOCATION IN THE MORTGAGE OF THE
PROVISIONS INSERTED CORRELATIVE TO SECTIONS 310 THROUGH 318(a),
INCLUSIVE, OF THE TRUST INDENTURE ACT OF 1939

Trust Indenture Act Section		Mortgage Section
§§ 310)	(a)(1)	1009
	(a)(2)	1009
	(a)(3)	1014
	(a)(4)	Not Applicable
	(a)(5)	1008
	(b)	1008, 1010
	(c)	Not Applicable
§§ 311	(a)	1013
	(b)	1013
	(c)	Not Applicable
§§ 312	(a)	1101
	(b)	1101
	(c)	1101
§§ 313	(a)	1102
	(b)(1)	Not Applicable
	(b)(2)	1102
	(c)	1102
	(d)	1102
§§ 314	(a)	1102
	(a)(4)	705
	(b)	1613
	(c)(1)	103
	(c)(2)	103
	(c)(3)	Not Applicable
	(d)	1609
	(e)	103
	(f)	Not Applicable
§§ 315	(a)	1001(a)
	(b)	1002
	(c)	1001(b)
	(d)	1001(c)
	(d)(1)	1001(a), 1001(c)
	(d)(2)	1001(c)
	(d)(3)	1001(c)
	(e)	914
§§ 316	(a)	912, 913
	(a)(1)(A)	902, 912
	(a)(1)(B)	913
	(a)(2)	Not Applicable
	(b)	908
	(c)	301

§§ 317	(a)(1)	903
	(a)(2)	904
	(b)	703
§§ 318	(a)	108

NOTE:  This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Mortgage.

2

THIS INDENTURE SECURES AMONG OTHER THINGS FUTURE ADVANCES AND OBLIGATIONS AND IS TO BE GOVERNED BY THE PROVISIONS OF SECTION 443.055 OF THE MISSOURI REVISED STATUTES. THE TOTAL PRINCIPAL AMOUNT OF OBLIGATIONS THAT MAY BE SECURED HEREUNDER IS $300,000,000.

INDENTURE OF MORTGAGE AND DEED OF TRUST, dated as of the 1st day of June, 2006, among THE EMPIRE DISTRICT GAS COMPANY, a corporation organized and existing under the laws of the State of Kansas (hereinafter called “Company”), party of the first part, Spencer R. Thomson, Esq., a Missouri resident, as deed of trust trustee hereunder (hereinafter called “Deed of Trust Trustee”), for the benefit of The Bank of New York Trust Company, N.A., as bond trustee and beneficiary under the deed of trust created hereunder, a national banking association organized and existing under the laws of the United States (hereinafter called “Trustee”), party of the second part.

Recitals of the Company

Whereas, the Company is authorized by law, and deems it necessary from time to time, to borrow money for its proper corporate purposes, and to that end, in exercise of said authority, has duly authorized and directed the issue of its first mortgage bonds, not limited in aggregate principal amount except as otherwise hereinafter provided, to be known as its “First Mortgage Bonds”, to be issued in one or more series, the bonds of each series to bear such date or dates, to mature on such date or dates, to bear such rate or rates of interest and to contain such additional designations and such other specifications and provisions as are hereinafter in this Mortgage provided or permitted, the bonds of each series to be issuable originally as registered bonds without coupons, as the Company shall elect; and in order to secure the payment of the principal of, and interest and premium, if any, on, the bonds, to provide for the authentication thereof by the Trustee and to establish and declare the terms and conditions upon which the bonds are to be issued, received and held, the Company has duly authorized and directed the execution and delivery of this Mortgage; and

Whereas, the Company has duly authorized the creation of a series of its First Mortgage Bonds to be issued under this Mortgage, to be known as “First Mortgage Bonds, 6.82% Series due 2036” (the “Initial Series Bonds”) having the terms set forth in the First Supplemental Indenture, dated of even date herewith (the “First Supplemental Indenture”), and has duly authorized the execution and delivery of this instrument and the First Supplemental Indenture to provide the terms and conditions upon which the First Mortgage Bonds, including the Initial Series Bonds, are to be authenticated, issued and delivered;

And Whereas, all acts and things required by law and by the articles of incorporation and by-laws of the Company necessary to make the First Mortgage Bonds, including the Initial Series Bonds, the valid, binding and legal obligations of the Company, when executed by the Company and authenticated and delivered by the Trustee as in this Mortgage and in the First Supplemental Indenture provided, and to constitute this Mortgage, when duly executed and delivered, a valid and binding indenture of mortgage and deed of trust for the security of all bonds, including the Initial Series Bonds, duly issued hereunder in accordance with their respective terms, have been done and performed; and the execution and delivery of this Mortgage and the issue of the Initial Series Bonds have been in all respects duly authorized;

Granting Clauses

Now, Therefore, This Mortgage Witnesseth, that the Company, for and in consideration of the premises and the sum of $1.00 to it in hand paid by the Trustee, the receipt whereof is hereby acknowledged, and of other valuable considerations, in order to secure the payment of the principal of and interest and premium, if any, on all First Mortgage Bonds at any time issued and outstanding under this Mortgage according to their tenor, purport and effect and the performance of the covenants therein and herein contained and to declare the terms and conditions upon and subject to which said bonds are and are to be issued and secured, by these presents does hereby grant, bargain, sell, assign, mortgage, pledge, transfer, set over, alien, release, convey and confirm unto the Deed of Trust Trustee, with power of sale, and to the Trustee, and their successors in the trusts created hereby and their assigns, and grants to (i) the Trustee, a security interest in all of the Company’s right, title and interest in and to the following described property constituting personal property, rights, privileges and franchises of the Company and (ii) the Deed of Trust Trustee, all of the Company’s right, title and interest in and to the following described property constituting real property (including leaseholds, easements and rights of way) and any improvements, as described below, thereon, in each case whether now owned or hereafter acquired (subject to the terms and conditions set forth in this Mortgage):

All the property, rights, privileges, easements and franchises particularly described in annexed Schedule A, which such description is hereby made a part of, and is deemed to be included in, this Mortgage as fully as if set forth in this Mortgage at length.

TOGETHER with all gas manufacturing, mixing, storage and treating plants and equipment, and gas distribution and transmission lines and services of the Company, and all improvements thereon and additions thereto, including all buildings, structures, tanks, pumps, pipes, mains, conduits, meters, machinery, equipment, fixtures, apparatus and other property comprising or appurtenant to said gas production and gas transmission and distribution system, including additions and modifications thereof necessary to adapt such system to the distribution of natural gas, and any and all other gas-related assets of the Company (including, without limitation, the Company’s interest, if any, in the real estate upon which any such gas assets are located) used principally in said gas transmission and distribution system now, or at any time hereafter acquired, owned, held or possessed by the Company.

TOGETHER with all the revenues, income, earnings, reversions, remainders, rents, issues, tolls, products, and profits of the property subjected to or required to be subjected to the Lien of this Mortgage and all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well in law as in equity, of the Company, of, in and to the same and any and every part thereof, with the appurtenances belonging or in anywise appertaining thereto.

TOGETHER with any Excepted Property that may, from time to time hereafter, by delivery or by writing of any kind, expressly be subjected to the Lien of this Mortgage by the Company or by anyone on its behalf; and the Trustee is hereby authorized to receive the same at any time as additional security hereunder. Such subjection to the Lien of this Mortgage of any

Excepted Property as additional security may be made subject to any reservations, limitations or conditions which shall be set forth in a written instrument executed by the Company or the Person so acting in its behalf or by the Trustee respecting the use and disposition of such property or the proceeds thereof.

EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, from the lien of this Mortgage all right, title and interest of the Company in and to the Excepted Property, whether now owned or hereafter acquired.

It is the intention and it is hereby agreed that all property of the kind hereinbefore described acquired by the Company after the date hereof shall, except as otherwise provided herein, be as fully embraced within the provisions of this Mortgage, and subject to the lien hereby created, as if the said property were now owned by the Company and were specifically described herein and conveyed hereby subject to all defects and limitations of title and to all Liens, charges, encumbrances, reservations, restrictions, conditions, limitations, covenants, interests and exceptions existing at the time of such acquisition.

TO HAVE AND TO HOLD all and singular the property, rights, privileges, easements and franchises hereby granted or mentioned or intended so to be, together with all and singular the reversions, remainders, rents, revenues, incomes, issues and profits, privileges and appurtenances, now or hereafter belonging or in anywise appertaining thereto, unto the Trustee and its successors in the trust hereby created and its and their assigns, forever, other than in every case Excepted Property.

SUBJECT, HOWEVER, (1) to Permitted Liens and (2) as to the property specifically described to or referred to in Schedule A hereto, to the Liens, charges, encumbrances, reservations, restrictions, conditions, limitations, covenants, interests and exceptions, if any, set forth or referred to in Schedule A.

IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of all present and future holders of the bonds issued and to be issued hereunder and secured by this Mortgage, and to secure the payments of such bonds and the interest thereon when payable in accordance with the provisions thereof or hereof, and to secure the performance of and compliance with the covenants and conditions of this Mortgage without preference, priority or distinction as to lien or otherwise of any one bond over any other bond by reason of priority in the issue or negotiation thereof, and under and subject to the provisions and conditions and for the uses and purposes hereinafter set forth.

IT IS HEREBY COVENANTED AND AGREED by and between the Company and the Trustee that all the First Mortgage Bonds are to be authenticated and delivered, and that the Mortgaged Property is to be held, subject to the further covenants, conditions and trusts hereinafter set forth, and the Company hereby covenants and agrees to and with the Trustee, for the equal and ratable benefit of all holders of the First Mortgage Bonds, as follows:

Article One

Definitions And Other Provisions Of General Application

Section 101            Definitions.

For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)           all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)           all terms used herein without definition which are defined in the Uniform Commercial Code of Missouri as in effect on the date hereof shall have the meanings assigned to them therein;

(d)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation; provided, however, that in determining generally accepted accounting principles applicable to the Company, effect shall be given, to the extent required, to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company;

(e)           the table of contents and headings are for reference purposes only and shall not in any way affect the meaning or interpretation of this Mortgage;

(f)            any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Mortgage; and

(g)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Mortgage as a whole and not to any particular Article, Section or other subdivision.

“Accountant” means a Person engaged in the accounting profession or otherwise qualified to pass on accounting matters (including, but not limited to, a Person certified, registered or licensed as a public accountant, whether or not then engaged in the public accounting profession), which Person, unless required to be Independent, may be an employee or Affiliate of the Company.

“Act”, when used with respect to any Holder of a First Mortgage Bond, has the meaning specified in Section 105.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any corporation of which the Company beneficially owns or holds, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the term “Controlled” shall have the meaning correlative to the foregoing. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Authenticating Agent” means any Person or Persons (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate the First Mortgage Bonds of one or more series.

“Authorized Officer” means the Chairman of the Board, the Vice Chairman, the President, any Vice President, the Treasurer, any Assistant Treasurer, or any other officer, manager or agent of the Company duly authorized pursuant to a Board Resolution to act in respect of matters relating to this Mortgage.

“Available Cash”, at any time, shall mean all cash then held by, or deposited with, the Trustee other than cash so held or deposited pursuant to Section 307 or Article Eight.

“Board of Directors” means either the board of directors, board of managers or similar governing body of the Company or any committee thereof duly authorized to act in respect of matters relating to this Mortgage.

“Board Resolution” means a copy of a resolution certified by the Secretary, an Assistant Secretary or an Authorized Officer of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City or in the place in which the Corporate Trust Office is located are required or authorized to be closed, except as may be otherwise specified as contemplated by Section 301.

“Capitalized Lease Liabilities” means, with respect to any Person, the amount, if any, shown as liabilities on such Person’s unconsolidated balance sheet for capitalized leases of gas manufacturing, transmission, storage or distribution not owned by such Person, which amount shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which such Person is engaged.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the date hereof such

Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Mortgage, and thereafter “Company” shall mean such successor Person.

“Company Order” or “Company Request” mean, respectively, a written order or request, as the case may be, signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at Sixth and Marquette, Mac N9303-120, Minneapolis, MN  55479, or such other office as the Trustee may designate from time to time by notice to the Company.

“Corporation” means a corporation, association, company, limited liability company, partnership, limited partnership, joint stock company or business or statutory trust, and references to “corporate” and other derivations of “corporation” herein shall be deemed to include appropriate derivations of such entities.

“Cost” with respect to Property Additions has the meaning specified in Section 102.

“Debt”, with respect to any Person, means, without duplication, (A) indebtedness of such Person for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which such Person is obligated to repay such borrowed money, (B) any guaranty by such Person of any such indebtedness of another Person, and (C) any Capitalized Lease Liabilities of such Person. “Debt” does not include, among other things, (v) indebtedness of such person under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services, (x) any trade obligation (including obligations under gas purchase or other commodity purchase agreements and any hedges or derivatives associated therewith), or other obligations of such Person in the ordinary course of business, (y) obligations of such Person under any lease agreement that are not Capitalized Lease Liabilities or (z) any Liens securing indebtedness, neither assumed nor guaranteed by such Person nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by such Person for transmission line, transportation line, distribution line or right of way purposes.

“Deed of Trust Trustee” means the Person named as the “Deed of Trust Trustee” in the first paragraph of this Mortgage until a successor Deed of Trust Trustee shall have been appointed by the Trustee pursuant to Section 1010 or otherwise have become such with respect to one or more series of First Mortgage Bonds pursuant to the applicable provisions of this Mortgage, and thereafter “Deed of Trust Trustee” shall mean or include each Person who is then a Deed of Trust Trustee hereunder, and if at any time there is more than one such Person, “Deed of Trust Trustee” as used with respect to the First Mortgage Bonds of any series shall mean the Deed of Trust Trustee with respect to First Mortgage Bonds of that series.

“Defaulted Interest” has the meaning specified in Section 307.

“Depositary” means, with respect to the First Mortgage Bonds of any series issuable or issued in whole or in part in the form of one or more Global Bonds, the Person designated as Depositary by the Company pursuant to Section 301 hereof, which must be a clearing agency registered under the Exchange Act, and, if so provided pursuant to Section 301 hereof with respect to the First Mortgage Bonds of any series, any successor to such Person. If at any time there is more than one such Person, “Depositary” shall mean, with respect to any series of First Mortgage Bonds, the qualifying entity which has been appointed with respect to the First Mortgage Bonds of that series.

“Discount First Mortgage Bond” means any First Mortgage Bond which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 902. “Interest” with respect to a Discount First Mortgage Bond means interest, if any, borne by such First Mortgage Bond at a Stated Interest Rate.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“Eligible Obligations” means:

(a)           with respect to First Mortgage Bonds denominated in Dollars, Government Obligations or, if specified pursuant to Section 301 with respect to any First Mortgage Bonds, other Investment Securities; or

(b)           with respect to First Mortgage Bonds denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such First Mortgage Bonds, as contemplated by Section 301.

“Event of Default” has the meaning specified in Section 901.

“Excepted Property” means:

(i)            all cash on hand or in banks or other financial institutions, deposit accounts, securities accounts, shares of stock, interests in business or statutory trusts or general or limited partnerships or limited liability companies, bonds, notes, equity (including the capital stock or other equity interest in any direct or indirect subsidiary of the Company), mortgages, other evidences of indebtedness and other securities, security entitlements and investment property, repurchase agreements, of whatsoever kind and nature, not hereafter paid or delivered to, deposited with or held by the Trustee hereunder or required so to be;

(ii)           all rights, contracts, operating agreements and the interest of the Company as lessor under any leases and other agreements of whatsoever kind and nature;

(iii)          all contract rights, bills, notes and other instruments and chattel paper (except to the extent that any of the same constitute securities, security entitlements or investment property, in which case they are separately excepted from the Lien of this Mortgage under clause (i) above);

(iv)          all accounts receivable and unbilled revenues created at any time when no Event of Default has occurred and is continuing;

(v)           all governmental and other licenses, permits, franchises, consents and allowances;

(vi)          all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights, domain names and other intellectual property;

(vii)         all claims, credits, choses in action, commercial tort claims and other intangible property and general intangibles including, but not limited to, computer software;

(viii)        all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment;

(ix)           all rolling stock, rail cars and other railroad equipment;

(x)            all vessels, boats, barges, and other marine equipment;

(xi)           all airplanes, helicopters, aircraft engines and other flight equipment;

(xii)          all parts, accessories and supplies used in connection with any of items specified in clauses (viii) — (xi);

(xiii)         all personal property of such character that the perfection of a security interest therein or other Lien thereon is not governed by the Uniform Commercial Code as in effect in the jurisdiction in which such property is located;

(xiv)        all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business;

(xv)         all materials, supplies, inventory and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation or ownership of the Mortgaged Property;

(xvi)        all fuel whether or not any such fuel is in a form consumable in the operation or ownership of the Mortgaged Property;

(xvii)       all hand and other portable tools and equipment;

(xviii)      all furniture and furnishings;

(xix)         all computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment, supplies and apparatus, which, in any case, are used primarily for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of the facilities, machinery, equipment or fixtures described or referred to in the Granting Clauses of this Mortgage;

(xx)          all coal, lignite, ore, gas, oil and other minerals and all timber and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land;

(xxi)         all electric energy and capacity, gas (natural or artificial), including gas held in storage, steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Company;

(xxii)        all property which is the subject of a lease agreement designating the Company as lessee and all right, title and interest of the Company in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security;

(xxiii)       all leasehold interests, permits, easements, licenses and similar rights, whether now owned or hereafter acquired by the Company, which are intended to be hereby conveyed, transferred or assigned and which may not be legally so conveyed, transferred or assigned, or which cannot be so conveyed, transferred or assigned without the consent of other parties whose consent is not secured or without subjecting the Trustee to a liability not otherwise contemplated by the provisions of the Mortgage or which otherwise may not be hereby lawfully and/or effectively granted, conveyed, mortgaged, transferred and assigned by the Company;

(xxiv)       all personal property with respect to which the granting of a Lien therein pursuant to this Mortgage by the Company would require any consent or approval of, registration or filing with, or any other action by, any state or local Governmental Authority which shall not have been obtained;

(xxv)        any of the certificates, franchises, grants, immunities, privileges, and rights granted by any Governmental Authority, or any political subdivision thereof, described in the Granting Clauses of this Mortgage which (i) would be breached by the grant of a security interest created therein pursuant to the terms of this Mortgage or the assignment thereof, (ii) would require the consent of any such Governmental Authority which shall not have been obtained or (iii) with respect to which the granting of a security interest or the assignment would be prohibited by applicable law;

(xxvi)       any of the permits and rights granted by any railroad which (i) would be breached by the grant of a security interest created therein pursuant to the terms of this Mortgage or the assignment thereof, (ii) would require the consent of such railroad prior to or after any such grant or assignment which shall not have been obtained, or (iii) with respect to which the granting of a security interest or the assignment would be prohibited by applicable law; and

(xxvii)      the last day of the term of each leasehold estate (oral or written, or any agreement therefor) then owned or thereafter acquired by the Company;

provided, however, that, subject to the provisions of Section 1203, (A) if, at any time after the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 1014 or any receiver appointed pursuant to Section 916 or otherwise, shall have entered into possession of all or substantially all the Mortgaged Property, to the extent permitted by law, all the Excepted Property described or referred to in the foregoing clauses (viii) through (xix) then owned or held or thereafter acquired by the Company, to the extent that the same is used in connection with, or otherwise relates or is attributable to, the Mortgaged Property, shall immediately, and, in the case of any Excepted Property described or referred to in the foregoing clause (xxii), to the extent that the same is used in connection with, or otherwise relates or is attributable to, the Mortgaged Property, become subject to the Lien of this Mortgage, junior and subordinate to any Liens at that time existing on such Excepted Property, and the Trustee or such other trustee or receiver may, to the extent permitted by law or by the terms of any such other Lien (and subject to the rights of the holders of all such other Liens), at the same time likewise take possession thereof, (B) whenever all Events of Default shall have been cured and the possession of all or substantially all of the Mortgaged Property shall have been restored to the Company, such Excepted Property (as well as all Excepted Property described or referred to in the foregoing clause (iv)) shall again be excepted and excluded from the Lien hereof to the extent set forth above; it being understood that the Company may, however, pursuant to any future amendment to this Mortgage subject any Excepted Property to the Lien of this Mortgage whereupon the same shall cease to be Excepted Property, and (C) to the extent not prohibited by any other provision of the Mortgage, nothing contained in the release herein provided for shall prevent the Company, prior to any such entering into possession, from selling, assigning, transferring, pledging or otherwise disposing of property of the character thereby released from the lien hereof by this paragraph and in any such case the title, possession or other rights of the purchaser, assignee or transferee thereof shall be free and clear of such lien as would otherwise attach under the Mortgage in the event of such entering into possession.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expert” means a Person which is an engineer, appraiser or other expert and which, with respect to any certificate to be signed by such Person and delivered to the Trustee, is qualified to pass upon the matters set forth in such certificate. For purposes of this definition, (a) “engineer” means a Person engaged in the engineering profession or otherwise qualified to pass upon engineering matters (including, but not limited to, a Person licensed as a professional engineer, whether or not then engaged in the engineering profession) and (b) “appraiser” means a Person engaged in the business of appraising property or otherwise qualified to pass upon the Fair Value or fair market value of property.

“Experts’ Certificate” means a certificate signed by an Authorized Officer, by an Accountant and by an Expert (which Accountant and Expert (a) shall be selected either by the Board of Directors or by an Authorized Officer, the execution of such certificate by such Authorized Officer to be conclusive evidence of such selection, and (b) except as otherwise required in Sections 402 and 1609, may be an employee or Affiliate of the Company) and delivered to the Trustee. The amount stated in any Experts’ Certificate as to the Cost, Fair Value or fair market value of property shall be conclusive and binding upon the Company, the Trustee and the Holders of the First Mortgage Bonds.

“Fair Value”, with respect to property, means the fair value of such property as determined in the reasonable judgment of the Expert certifying to such value, such determination to be based on any one or more factors deemed relevant by such Expert including, without limitation, (a) the amount which would be likely to be obtained in an arm’s-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) the cost, accumulated depreciation, and replacement cost with respect to such property and/or (d) any other relevant factors; provided, however, that (x) the Fair Value of property shall be determined without deduction for any Liens on such property prior to the Lien of this Mortgage and (y) the Fair Value to the Company of Property Additions may be of less value to a Person which is not the owner or operator of the Mortgaged Property or any portion thereof than to a Person which is such owner or operator. Fair Value may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company or otherwise available to the Expert certifying the same.

“First Mortgage Bonds” means any first mortgage bonds authenticated and delivered under this Mortgage.

“First Supplemental Indenture” has the meaning ascribed to it in the recitals hereto.

“Global Bond” means a First Mortgage Bond evidencing all or part of a series of First Mortgage Bonds, issued to the Depositary for such series or its nominee and registered in the name of such Depositary or nominee.

“Governmental Authority” means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

“Government Obligations” means securities which are (a) (i) direct obligations of the United States where the payment or payments thereunder are supported by the full faith and credit of the United States or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States or (b) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act, which may include the Trustee or any Authenticating Agent or Paying Agent) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Holder” means a Person in whose name a First Mortgage Bond is registered in the Security Register.

“Independent”, when applied to any Accountant or Expert, means such a Person who (a) is in fact independent, (b) does not have any direct material financial interest in the Company or in any other obligor upon the First Mortgage Bonds or in any Affiliate of the Company or of such other obligor, (c) is not connected with the Company or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions and (d) shall be reasonably acceptable to the Trustee. The acceptance by the Trustee of an opinion or certificate of an Independent Person shall be sufficient evidence that such Independent Person has been approved by the Trustee.

“Independent Experts’ Certificate” means a certificate signed by an Expert who is Independent and delivered to the Trustee.

“Initial Series Bonds” has the meaning ascribed to it in the recitals hereto.

“Interest Payment Date”, when used with respect to any First Mortgage Bond, means the Stated Maturity of an installment of interest on such First Mortgage Bond.

“Investment Securities” means any of the following obligations or securities on which neither the Company, any other obligor on the First Mortgage Bonds nor any Affiliate of either is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include the Trustee or any Authenticating Agent or Paying Agent) or savings and loan association whose outstanding securities (or securities of the bank holding company owning all of the capital stock of such bank or savings and loan association) are rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short-term securities or in any of the three highest rating categories (without regard to modifiers) for long-term securities; (c) bankers’ acceptances drawn on and accepted by any commercial bank (which may include the Trustee or any Authenticating Agent or Paying Agent) whose outstanding securities (or securities of the bank holding company owning all of the capital stock of such commercial bank) are rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short-term securities or in any of the three highest rating categories (without regard to modifiers) for long-term securities; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States or the District of Columbia, or any political subdivision of any of the foregoing, which are rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short-term securities or in any of the three highest rating categories (without regard to modifiers) for long-term securities; (e) bonds or other obligations of any agency or instrumentality of the United States; (f) corporate debt securities which are rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short-term securities or in any of the three highest rating categories (without regard to modifiers) for long-term securities; (g) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Trustee or any Authenticating Agent or Paying Agent) whose outstanding securities (or securities of the bank holding company owning all of the capital stock of such bank or financial institution) are rated by a nationally recognized rating organization in either of the two highest rating categories (without regard to modifiers) for short-term securities or in any of the three highest rating categories (without regard to modifiers) for long-term securities; (h) securities issued by any regulated investment company (including any investment company for which the Trustee or any Authenticating Agent or Paying Agent is the advisor), as defined in Section 851 of the Internal Revenue Code of 1986, as amended, or any successor section of such Code or successor federal statute, provided that the portfolio of such investment company is limited to obligations or securities of the character and investment quality contemplated in clauses (a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities; and (i) any other obligations or securities which may lawfully be purchased by the Trustee in its capacity as such.

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and any defect, irregularity, exception or limitation in record title.

“Maturity”, when used with respect to any First Mortgage Bond, means the date on which the principal of such First Mortgage Bond or an installment of principal becomes due and payable as provided in such First Mortgage Bond or in this Mortgage, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

“Mortgage” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more mortgages supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental mortgage, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Mortgage and any such supplemental mortgage, respectively. The term “Mortgage” shall also include the provisions or terms of particular series of First Mortgage Bonds established in any Officers’ Certificate, Board Resolution or Company Order delivered pursuant to Sections 201, 301, 303 and 1307.

“Mortgaged Property” means, as of any particular time, all property which at such time is subject to the Lien of this Mortgage.

“Notice of Default” means a written notice of the kind specified in Section 901(c).

“Officers’ Certificate” means a certificate signed by any two Authorized Officers of the Company and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company.

“Outstanding” means, as of the date of determination, all First Mortgage Bonds theretofore authenticated and delivered under this Mortgage, except:

(a)           First Mortgage Bonds theretofore canceled or delivered to the Security Registrar for cancellation;

(b)           First Mortgage Bonds deemed to have been paid for all purposes of this Mortgage in accordance with Section 801 (whether or not the Company’s indebtedness in respect thereof shall be satisfied and discharged for any other purpose); and

(c)           First Mortgage Bonds, the principal, premium, if any, and interest, if any, which have been fully paid pursuant to the third paragraph of Section 306 or in exchange for or in lieu of which other First Mortgage Bonds have been authenticated and delivered pursuant to this Mortgage, other than any such First Mortgage Bonds in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such First Mortgage Bonds are held by a bona fide purchaser or purchasers in whose hands such First Mortgage Bonds are valid obligations of the Company;

provided, however, that in determining whether or not the Holders of the requisite principal amount of the First Mortgage Bonds Outstanding under this Mortgage, or the First Mortgage Bonds Outstanding of any series or Tranche, have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of First Mortgage Bonds:

(x)            First Mortgage Bonds owned by the Company or any other obligor upon the Bonds or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all First Mortgage Bonds Outstanding under this Mortgage, or (except for the purposes of actions to be taken by Holders of more than one series or more than one Tranche, as the case may be, voting as a class under Section 1302) all First Mortgage Bonds Outstanding of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only First Mortgage Bonds which the Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded; provided, however, that First Mortgage Bonds so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company, or any such other obligor or Affiliate of either thereof, has the right so to act with respect to such First Mortgage Bonds and that the pledgee is not the Company or any other obligor upon the First Mortgage Bonds or any Affiliate of the Company or of such other obligor; and provided, further, that in no event shall any First Mortgage Bond which shall have been delivered to evidence or secure, in whole or in part, the Company’s obligations in respect of other indebtedness be deemed to be owned by the Company if the principal of such First Mortgage Bond is payable, whether at Stated Maturity or upon mandatory redemption, at the same time as the principal of such other indebtedness is payable, whether at Stated Maturity or upon mandatory redemption or acceleration, but only to the extent of such portion of the principal amount of such First Mortgage Bond as does not exceed the principal amount of such other indebtedness;

(y)           the principal amount of a Discount First Mortgage Bond that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 902; and

(z)            the principal amount of any First Mortgage Bond which is denominated in a currency other than Dollars or in a composite currency that shall be deemed to be Outstanding for such purposes shall be the amount of Dollars which could have been purchased by the principal amount (or, in the case of a Discount First Mortgage Bond, the Dollar equivalent on the date determined as set forth below of the amount determined as provided in (y) above)

of such currency or composite currency evidenced by such First Mortgage Bond, in each such case certified to the Trustee in an Officers’ Certificate, based (i) on the average of the mean of the buying and selling spot rates quoted by three banks which are members of the New York Clearing House Association selected by the Company in effect at 11:00 A.M. (New York time) in The City of New York on the fifth Business Day preceding any such determination or (ii) if on such fifth Business Day it shall not be possible or practicable to obtain such quotations from such three banks, on such other quotations or alternative methods of determination which shall be as consistent as practicable with the method set forth in (i) above;

provided, further, that in the case of any First Mortgage Bond the principal of which is payable from time to time without presentment or surrender, the principal amount of such First Mortgage Bond that shall be deemed to be Outstanding at any time for all purposes of this Mortgage shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid.

“Paying Agent” means any Person, including the Company, authorized by the Company to pay the principal of, and premium, if any, or interest, if any, on any First Mortgage Bonds on behalf of the Company.

“Periodic Offering” means an offering of First Mortgage Bonds of a series from time to time, any or all of the specific terms of which First Mortgage Bonds, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents from time to time subsequent to the initial request for the authentication and delivery of such First Mortgage Bonds by the Trustee, as contemplated in Section 301 and clause (b) of Section 303.

“Permitted Liens” means

(a)           Liens on the Mortgaged Property existing as of the date hereof and set forth or referred to on Schedule A;

(b)           as to property acquired by the Company after the date hereof that becomes Mortgaged Property, Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, any Prior Lien);

(c)           Liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings;

(d)           mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, and carriers’ Liens, other Liens incident to construction, improvement, repair or maintenance of property, Liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and other Liens, including without limitation Liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

(e)           Liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings with respect to which the Company shall in good faith be prosecuting

(or have the right to prosecute) an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of execution pending such appeal or other proceeding;

(f)            easements, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged Property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not or, following cure by or on behalf of the Company through the exercise of eminent domain (promptly undertaken by the Company after acquiring notice thereof), will not in the aggregate materially impair the use by the Company of the Mortgaged Property considered as a whole for the purposes for which it is held by the Company;

(g)           restrictions, servitudes, defects, irregularities, exceptions and limitations in title to real property subject to rights-of-way in favor of the Company or otherwise or used or to be used by the Company primarily for right-of-way purposes or real property held under lease, easement, license or similar right; provided, however, that (i) the Company shall have obtained from the apparent owner or owners of such real property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Company acquired the same; or (ii) the Company has power under eminent domain or similar statutes to remove such defects, irregularities, exceptions or limitations; or (iii) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to reclaimed lands, flood lands, flooding rights and/or water rights;

(h)           Liens securing indebtedness or other obligations neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest upon real property or rights in or relating to real property acquired by the Company for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way or for any other purposes;

(i)            leases existing as of the date hereof affecting properties owned by the Company at said date and renewals and extensions thereof; and leases affecting such properties entered into after such date or affecting properties acquired by the Company after such date which, in either case, (i) have respective terms of not more than 10 years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Company of such properties for the respective purposes for which they are held by the Company;

(j)            Liens vested in lessors, licensors, franchisors or permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

(k)           controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of Governmental Authorities,

upon the Mortgaged Property or any part thereof or the operation or use thereof or upon the Company with respect to the Mortgaged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

(l)            rights which Governmental Authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to take, condemn, appropriate, occupy, purchase, recapture or designate a purchaser of or order the sale of the Mortgaged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate the property and business of the Company; and any and all obligations of the Company correlative to any such rights;

(m)          Liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workmen’s compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

(n)           Liens on the Mortgaged Property or any part thereof which are granted by the Company (i) to secure (or to obtain letters of credit or bonds that secure) public or statutory obligations, (ii) to secure the performance of duties; or (iii) to secure, or serve in lieu of, surety, stay or appeal bonds, provided that in the case of clause (ii) or (iii) such Liens are junior and subordinate to the Lien of the Mortgage;

(o)           rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Company or by others on property of the Company;

(p)           (i) rights and interests of Persons other than the Company arising out of contracts, agreements and other instruments to which the Company is a party and which relate to the common ownership or joint use of property; and (ii) all Liens on the interests of Persons other than the Company in property owned in common by such Persons and the Company;

(q)           any restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public service corporation;

(r)            Liens, if any, which may be deemed to exist with respect to property leased by the Company pursuant to leases which are treated under generally accepted accounting principles as capital leases;

(s)           any Liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;

(t)            rights and interests granted pursuant to Section 1602(e);

(u)           Prepaid Liens;

(v)           any Liens, claims, encumbrances, rights, or interests of Persons claiming such rights, interests, etc. as descendants of American Indians or as Indian Tribes, whether pursuant to the Non-Intercourse Act of 1834 (25 U.S.C. § 177) or otherwise;

(w)          Purchase Money Liens to the extent permitted by Section 1611; and

(x)            any Lien of the Trustee granted pursuant to Section 1007.

“Person” means any individual, corporation, joint venture, limited liability company, partnership, trust or unincorporated organization or any Governmental Authority.

“Place of Payment”, when used with respect to the First Mortgage Bonds of any series, or Tranche thereof, means the place or places, specified as contemplated by Section 301, at which, subject to Section 702, principal of and premium, if any, and interest, if any, on the First Mortgage Bonds of such series or Tranche are payable.

“Predecessor First Mortgage Bond” of any particular First Mortgage Bond means every previous First Mortgage Bond evidencing all or a portion of the same debt as that evidenced by such particular First Mortgage Bond; and, for the purposes of this definition, any First Mortgage Bond authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen First Mortgage Bond shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen First Mortgage Bond.

“Prepaid Liens” means any Lien securing indebtedness for the payment of which money in the necessary amount shall have been irrevocably deposited in trust with the trustee or other holder of such Lien; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such Lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.

“Prior Lien” means any Lien securing Prior Lien Debt.

“Prior Lien Debt” means Debt, other than First Mortgage Bonds, created, issued, incurred or assumed by the Company which is secured by a Lien, other than a Permitted Lien (except those referred to in clauses (a), (b) and (w) of the definition of such term), upon any Mortgaged Property of the Company prior to or on a parity with the lien of this Mortgage.

“Property Additions” has the meaning specified in Section 102.

“Purchase Money Lien” means, with respect to any property being acquired or disposed of by the Company or being released from the Lien of this Mortgage, a Lien on such property which

(a)           is taken or retained by the transferor of such property to secure all or part of the purchase price thereof;

(b)           is granted to one or more Persons other than the transferor which, by making advances or incurring an obligation, give value to enable the grantor of such Lien to acquire rights in or the use of such property;

(c)           is granted to any other Person in connection with the release of such property from the Lien of this Mortgage on the basis of the deposit with the Trustee or the trustee or other holder of a Lien prior to the Lien of this Mortgage of obligations secured by such Lien on such property (as well as any other property subject thereto); or

(d)           is held by a trustee or agent for the benefit of one or more Persons described in clause (a), (b) and/or (c) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; and, without limiting the generality of the foregoing, for purposes of this Mortgage, the term Purchase Money Lien shall be deemed to include any Lien described above whether or not such Lien (x) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (y) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (z) shall have been granted prior to the acquisition, disposition or release of such property, shall attach to or otherwise cover property other than the property being acquired, disposed of or released and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition, disposition or release.

“Redemption Date”, when used with respect to any First Mortgage Bond to be redeemed, means the date fixed for such redemption by or pursuant to this Mortgage.

“Redemption Price”, when used with respect to any First Mortgage Bond to be redeemed, means the price at which it is to be redeemed pursuant to this Mortgage, exclusive of accrued and unpaid interest.

“Regular Record Date” for the interest payable on any Interest Payment Date on the First Mortgage Bonds of any series means the date specified for that purpose as contemplated by Section 301.

“Required Currency” has the meaning specified in Section 311.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the corporate trust administration group of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Mortgage and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305.

“Special Record Date” for the payment of any Defaulted Interest on the First Mortgage Bonds of any series means a date fixed by the Trustee pursuant to Section 307.

“Stated Interest Rate” means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Mortgage by reference to the Stated Interest Rate on a First Mortgage Bond shall be made without regard to the effective interest cost to the Company of such First Mortgage Bond and without regard to the Stated Interest Rate on, or the effective cost to the Company of, any other indebtedness the Company’s obligations in respect of which are evidenced or secured in whole or in part by such First Mortgage Bond.

“Stated Maturity”, when used with respect to any First Mortgage Bond or any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

“Successor Company” has the meaning set forth in Section 1201.

“Supplemental Mortgage”, “Supplemental Indenture” or “Mortgage Supplemental hereto” means an instrument supplementing or amending this Mortgage executed and delivered pursuant to Article Thirteen.

“Tranche” means a group of First Mortgage Bonds which (a) are of the same series and (b) have identical terms except as to principal amount, date of issuance, interest rate, payment terms and/or maturity date.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Mortgage until a successor Trustee shall have been appointed by the Company pursuant to Section 1010 or otherwise have become such with respect to one or more series of First Mortgage Bonds pursuant to the applicable provisions of this Mortgage, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the First Mortgage Bonds of any series shall mean the Trustee with respect to First Mortgage Bonds of that series.

“Trust Indenture Act” means, as of any time, the Trust Indenture Act of 1939 as in effect at such time.

“United States” means the United States of America, its territories, its possessions and other areas subject to its jurisdiction.

Section 102            Property Additions; Cost.

(a)           “Property Additions” means, as of any particular time, any item, unit or element of property which at such time is owned by the Company and is Mortgaged Property.

(b)           When the aggregate amount of any Property Additions are calculated for any purpose under the Mortgage, there shall be deducted from the Cost or Fair Value to the Company thereof, as the case may be (as of the date so calculated), an amount equal to all related reserves (estimated, if necessary, as to particular property) for depreciation, depletion, obsolescence or amortization recorded on the books of the Company as of the date so calculated in respect of such Property Additions which have not theretofore been deducted from the Cost or Fair Value of Property Additions theretofore so calculated.

(c)           Except as otherwise provided in Section 1603, the term “Cost” with respect to Property Additions shall mean the sum of (i) any cash delivered in payment therefor or for the acquisition thereof, (ii) an amount equivalent to the fair market value in cash (as of the date of delivery) of any securities or other property delivered in payment therefor or for the acquisition thereof, (iii) the principal amount of any other obligations incurred or assumed in connection with the payment for such Property Additions or for the acquisition thereof and (iv) any other amounts which, in accordance with generally accepted accounting principles, are properly charged or chargeable to the plant or other property accounts of the Company with respect to such Property Additions as part of the cost of construction or acquisition thereof, including, but not limited to, any allowance for funds used during construction or any similar or analogous amount; provided, however, that, notwithstanding any other provision of this Mortgage,

(i)               with respect to Property Additions owned by a successor corporation immediately prior to the time it shall have become such by consolidation or merger or acquired by a successor corporation in or as a result of a consolidation or merger (excluding, in any case, Property Additions owned by the Company immediately prior to such time), Cost shall mean the amount or amounts at which such Property Additions are recorded in the plant or other property accounts of such successor corporation, or the predecessor corporation from which such Property Additions are acquired, as the case may be, immediately prior to such consolidation or merger;

(ii)              with respect to Property Additions which shall have been acquired (otherwise than by construction) by the Company without any consideration consisting of cash, securities or other property or the incurring or assumption of indebtedness, no determination of Cost shall be required, and, wherever in this Mortgage provision is made for Cost or Fair Value, Cost with respect to such Property Additions shall mean an amount equal to the Fair Value to the Company thereof or, if greater, the aggregate amount reflected in the Company’s books of account with respect thereto upon the acquisition thereof; and

(iii)             in no event shall the Cost of Property Additions be required to reflect any adjustment to the amount or amounts at which such Property Additions are recorded in plant or other property accounts due to the non-recoverability of investment or otherwise.

If any Property Additions are shown by the Experts’ Certificate provided for in Section 402(b)(ii) to include property which has been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company, the Cost thereof need not be reduced by any amount in respect of any goodwill, going concern value, franchises, contracts, operating agreements and other rights and/or intangible property simultaneously acquired for which no separate or distinct consideration shall have been paid or apportioned, and in such case the term Property Additions as defined herein may include such goodwill, going concern value, rights and intangible property.

Section 103            Compliance Certificates and Opinions.

Except as otherwise expressly provided in this Mortgage, upon any application or request by the Company to the Trustee to take any action under any provision of this Mortgage, the Company shall furnish to the Trustee an Officers’ Certificate stating that in the opinion of the Authorized Officers executing such Officers’ Certificate all conditions precedent, if any, provided for in this Mortgage relating to the proposed action (including any covenants compliance with which constitutes a condition precedent) have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Mortgage relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Mortgage shall include:

(a)           a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

Section 104            Form of Documents Delivered to Trustee.

(a)           Any Officers’ Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants, upon a certificate or opinion of, or representations by, an Accountant, and insofar as it relates to or is dependent upon matters which are required in this Mortgage to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless, in any case, either such officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which such Officers’ Certificate may be based as aforesaid are erroneous.

Any Experts’ Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Experts, upon a certificate or opinion of, or representations by, an officer or officers of the Company, unless such Expert has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

Any certificate of an Accountant may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, and in so far as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company and which are not subject to verification by Accountants, upon a certificate of, or representations by, an officer or officers of the Company, unless such Accountant has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion may be based as aforesaid are erroneous.

Any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company, upon a certificate of, or representations by, an officer or officers of the Company, and, insofar as it relates to or is dependent upon matters which are subject to verification by Accountants upon a certificate or opinion of, or representations by, an Accountant, and, insofar as it relates to or is dependent upon matters required in this Mortgage to be covered by a certificate or opinion of, or representations by, an Expert, upon the certificate or opinion of, or representations by, an Expert, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous. In addition, any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon matters covered in an Opinion of Counsel rendered by other counsel, upon such other Opinion of Counsel, unless such counsel has actual knowledge that the Opinion of Counsel rendered by such other counsel with respect to the matters upon which his Opinion of Counsel may be based as aforesaid are erroneous. Further, any Opinion of Counsel with respect to the status of title to or the sufficiency of descriptions of property, and/or the existence of Liens thereon, and/or the recording or filing of documents, and/or any similar matters, may be based (without further examination or investigation) upon (i) title insurance policies or commitments and reports, abstracts of title, lien search certificates and other similar documents or (ii) certificates of, or representations by, officers, employees, agents and/or other representatives of the Company or (iii) any combination of the documents referred to in (i) and (ii), unless, in any case, such counsel has actual knowledge that the document or documents with respect to the matters upon which his opinion may be based as aforesaid are erroneous. If, in order to render any Opinion of Counsel provided for herein, the signer thereof shall deem it necessary that additional facts or matters be stated in any Officers’ Certificate, certificate of an Accountant or Experts’ Certificate provided for herein, then such certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

(b)           In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where (i) any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Mortgage, or (ii) two or more Persons are each required to make, give or execute any such application, request, consent, certificate, statement, opinion or other instrument, any such applications, requests, consents, certificates, statements, opinions or other instruments may, but need not, be consolidated and form one instrument.

(c)           Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officers’ Certificate, Experts’ Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Mortgage to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any First Mortgage Bonds issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefits of this Mortgage equally and ratably with all other Outstanding First Mortgage Bonds, except as aforesaid.

Section 105            Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Mortgage to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Fourteen, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a First Mortgage Bond, shall be sufficient for any purpose of this Mortgage and (subject to Section 1001) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 1406. Without limiting the generality of the foregoing, unless otherwise established in or pursuant to a Board Resolution or set forth or determined in an Officers’ Certificate, or established in one or more indentures supplemental hereto, pursuant to

Section 301 hereof, a Holder, including a Depositary that is a Holder of a Global Bond, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Bond may provide its proxy or proxies to the beneficial owners of interests in any such Global Bond through such Depositary’s standing instructions and customary practices.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)           The ownership, principal amount (except as otherwise contemplated in clause (y) of the first proviso to the definition of Outstanding) and serial numbers of First Mortgage Bonds held by any Person, and the date of holding the same, shall be proved by the Security Register.

(d)           Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same First Mortgage Bond and the Holder of every First Mortgage Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such First Mortgage Bond.

(e)           Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of First Mortgage Bonds for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such First Mortgage Bonds by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

(f)            First Mortgage Bonds of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may bear a notation as to any action taken by such Act of Holders. If the Company shall so determine, new First Mortgage Bonds of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding First Mortgage Bonds of such series or Tranche.

(g)           If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding First Mortgage Bonds have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding First Mortgage Bonds shall be computed as of the record date.

Section 106            Notices, Etc. to Trustee or Company.

Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Mortgage to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by facsimile transmission or other direct written electronic means to such telephone number or other electronic communications address set forth for such party below or such other address as the parties hereto shall from time to time designate, or delivered by registered or certified mail or reputable overnight courier, charges prepaid, to the applicable address set forth for such party below or to such other address as either party hereto may from time to time designate:

If to the Trustee, to:

The Bank of New York Trust Company, N.A.
2 North LaSalle Street, Suite 1020
Chicago, IL 60602

Attention: Corporate Finance
Telecopy:  (312) 827-8542

If to the Deed of Trust Trustee, to:

Spencer R. Thomson, Esq.
c/o Blackwell Sanders law firm
4801 Main Street, Suite 1000
Kansas City, Missouri 64112

Telephone: (816) 983-8000
Telecopy: (816) 983-8080

If to the Company, to:

The Empire District Gas Company
602 Joplin Street
Joplin, Missouri  64801

Attention:              Chief Financial Officer
Telephone:            (417) 625-5100
Telecopy:              (417) 625-5153

Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission or other direct written electronic means, on the date of transmission if transmitted during normal business hours and otherwise on the next Business Day, and if transmitted by registered or certified mail or reputable overnight courier, on the date of receipt.

Section 107            Notice to Holders of First Mortgage Bonds; Waiver.

Except as otherwise expressly provided herein, where this Mortgage provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such Notice.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then any manner of giving such notice as shall be acceptable to the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to Holders.

Any notice required by this Mortgage may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 108            Conflict with Trust Indenture Act.

If this Mortgage shall become qualified and shall become subject to the Trust Indenture Act, (a) if any provision of this Mortgage limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Mortgage by, or is otherwise governed by, any provision of the Trust Indenture Act, such other provision shall control and (b) if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control unless otherwise provided as contemplated by Section 301 with respect to any series of First Mortgage Bonds. Except as expressly provided otherwise herein, any reference herein to a requirement under the Trust Indenture Act shall only apply upon and so long as this Mortgage is qualified under and subject to the Trust Indenture Act.

Section 109            Effect of Headings and Table of Contents.

The Article and Section headings in this Mortgage and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110            Successors and Assigns.

All covenants and agreements in this Mortgage by the Company and Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 111            Separability Clause.

In case any provision in this Mortgage or the First Mortgage Bonds shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 112            Benefits of Mortgage.

Nothing in this Mortgage or the First Mortgage Bonds, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders of any Outstanding First Mortgage Bonds, any benefit or any legal or equitable right, remedy or claim under this Mortgage.

Section 113            Governing Law.

This Mortgage and the First Mortgage Bonds shall be governed by and construed in accordance with the law of the State of Missouri, except to the extent that the Trust Indenture Act shall be applicable and except to the extent that the laws of any other state where the Company then owns Mortgaged Property shall govern the Mortgage Lien and related provisions of the Mortgage with respect to property in such state; provided however that the rights and obligations of the Trustee shall be governed by the laws of the state of New York.

Section 114            Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any First Mortgage Bond shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Mortgage or of the First Mortgage Bonds other than a provision in First Mortgage Bonds of any series, or any Tranche thereof, or in the Supplemental Mortgage, Board Resolution or Officers’ Certificate which establishes the terms of the First Mortgage Bonds of such series or Tranche, which specifically states that such provision shall apply in lieu of this Section) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date, or Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

Section 115            Investment of Cash Held by Trustee.

Any cash held by the Trustee or any Paying Agent under any provision of this Mortgage shall, except as otherwise provided in Section 1606 or in Article Eight, at the request of the Company evidenced by Company Order, be invested or reinvested in Investment Securities designated by the Company (such Company Order to contain a representation to the effect that the securities designated therein constitute Investment Securities) and any interest on such Investment Securities shall be promptly paid over to the Company as received free and clear of any Lien. Such Investment Securities shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the Investment Securities so sold. If such sale shall produce a net sum less than the cost of the Investment Securities so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the Investment Securities so sold, and if such sale shall produce a net sum greater than the cost of the Investment Securities so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess, free and clear of any Lien. In no event shall the Trustee be liable for any loss incurred in connection with the performance or the sale of any Investment Security pursuant to this Section. If no Investment Securities are designated by the Company, such cash held by the Trustee shall remain uninvested.

Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, interest on Investment Securities and any gain upon the sale thereof shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived, whereupon such interest and gain shall be promptly paid over to the Company free and clear of any Lien.

Section 116            Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) service affecting the banking industry generally; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Article Two

First Mortgage Bond Forms

Section 201 Forms Generally.

The definitive First Mortgage Bonds of each series, including the Initial Series Bonds, shall be in substantially the form or forms thereof established in the Supplemental Indenture establishing such series or in a Board Resolution establishing such series, or in an Officers’ Certificate pursuant to such a Supplemental Indenture or Board Resolution or, with respect to the Initial Series Bonds, the First Supplemental Indenture, in each case with such appropriate insertions, omissions, legends, substitutions and other variations as are required or permitted by this Mortgage, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such First Mortgage Bonds, as evidenced by their execution thereof. If the form or forms of First Mortgage Bonds of any series are established in a Board Resolution or in an Officers’ Certificate pursuant to a Supplemental Mortgage or a Board Resolution, such Board Resolution and Officers’ Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such First Mortgage Bonds.

Unless otherwise specified as contemplated by Section 301, the First Mortgage Bonds of each series shall be issuable in registered form without coupons. The definitive First Mortgage Bonds shall be produced in such manner as shall be determined by the officers executing such First Mortgage Bonds, as evidenced by their execution thereof.

Section 202            Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the form set forth below:

This is one of the First Mortgage Bonds of the series designated therein referred to in the within-mentioned Mortgage.

The Bank of New York Trust Company, N.A.,
as Trustee

By:
Authorized Signatory

Dated:

Article Three

The First Mortgage Bonds

Section 301            Issuable in Series.

The First Mortgage Bonds may be issued in one or more series. Subject to the last paragraph of this Section, prior to the authentication and delivery of First Mortgage Bonds of any series (other than the Initial Series Bonds, as to which specific provision is made in the First Supplemental Indenture) there shall be established by specification in a Supplemental Indenture or in a Board Resolution or in an Officers’ Certificate pursuant to a Supplemental Indenture or a Board Resolution:

(a)           the title of the First Mortgage Bonds of such series (which shall distinguish the First Mortgage Bonds of such series from First Mortgage Bonds of all other series);

(b)           any limit upon the aggregate principal amount of the First Mortgage Bonds of such series which may be authenticated and delivered under this Mortgage (except for First

Mortgage Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other First Mortgage Bonds of such series pursuant to Section 304, 305, 306, 506 or 1306 and except for any First Mortgage Bonds which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(c)           the Person or Persons (without specific identification) to whom any interest on First Mortgage Bonds of such series, or any Tranche thereof, shall be payable, if other than the Person in whose name that First Mortgage Bond (or one or more Predecessor First Mortgage Bonds) is registered at the close of business on the Regular Record Date for such interest;

(d)           the date or dates on which the principal of the First Mortgage Bonds of such series or any Tranche thereof, is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Mortgage or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension); and the right, if any, to extend the Maturity of the First Mortgage Bonds of such series, or any Tranche thereof, and the duration of any such extension;

(e)           the rate or rates at which the First Mortgage Bonds of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest after Maturity if different from the rate or rates at which such First Mortgage Bonds shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined by reference to an index or other fact or event ascertainable outside of this Mortgage or otherwise, the date or dates from which such interest shall accrue; the Interest Payment Dates and the Regular Record Dates, if any, for the interest payable on such First Mortgage Bonds on any Interest Payment Date; and the basis of computation of interest, if other than as provided in Section 310; and the right, if any, to extend the interest payment periods and the duration of any such extension;

(f)            the place or places at which and/or methods (if other than as provided elsewhere in this Mortgage) by which (i) the principal of and premium, if any, and interest, if any, on First Mortgage Bonds of such series, or any Tranche thereof, shall be payable, (ii) registration of transfer of First Mortgage Bonds of such series, or any Tranche thereof, may be effected, (iii) exchanges of First Mortgage Bonds of such series, or any Tranche thereof, may be effected and (iv) notices and demands to or upon the Company in respect of the First Mortgage Bonds of such series, or any Tranche thereof, and this Mortgage may be served; the Security Registrar and any Paying Agent or Agents for such series or Tranche; and, if such is the case, that the principal of such First Mortgage Bonds shall be payable without the presentment or surrender thereof;

(g)           the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the First Mortgage Bonds of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company and any restrictions on such redemptions; including but not limited to a restriction on a partial redemption by the Company of the First Mortgage Bonds of any series, or any Tranche thereof, resulting in delisting of such First Mortgage Bonds from any national exchange;

(h)           the obligation or obligations, if any, of the Company to redeem or purchase or repay the First Mortgage Bonds of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such First Mortgage Bonds shall be redeemed or purchased or repaid, in whole or in part, pursuant to such obligation and applicable exceptions to the requirements of Section 504 in the case of mandatory redemption or redemption or repayment at the option of the Holder;

(i)            the denominations in which First Mortgage Bonds of such series, or any Tranche thereof, shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

(j)            if the principal of or premium, if any, or interest, if any, on the First Mortgage Bonds of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the First Mortgage Bonds are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made and the manner in which the amount of such coin or currency payable is to be determined;

(k)           the currency or currencies, including composite currencies, in which payment of the principal of and premium, if any, and interest, if any, on the First Mortgage Bonds of such series, or any Tranche thereof, shall be payable (if other than Dollars) and the manner in which the equivalent of the principal amount thereof in Dollars is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be Outstanding at any time;

(l)            if the principal of or premium, if any, or interest, if any, on the First Mortgage Bonds of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

(m)          if the amount payable in respect of principal of or premium, if any, or interest, if any, on the First Mortgage Bonds of such series, or any Tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside this Mortgage, the manner in which such amounts shall be determined to the extent not established pursuant to clause (e) of this paragraph;

(n)           if other than the entire principal amount thereof, the portion of the principal amount of First Mortgage Bonds of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 902;

(o)           any Events of Default, in addition to those specified in Section 901, or any exceptions to those specified in Section 901, with respect to the First Mortgage Bonds of such series, and any covenants of the Company for the benefit of the Holders of the First Mortgage

Bonds of such series, or any Tranche thereof, in addition to those set forth in Article Seven, or any exceptions to those set forth in Article Seven;

(p)           the terms, if any, pursuant to which the First Mortgage Bonds of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

(q)           the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the First Mortgage Bonds of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, whether Eligible Obligations include Investment Securities with respect to First Mortgage Bonds of such series, and any provisions for satisfaction and discharge of First Mortgage Bonds of any series, in addition to those set forth in Article Eight, or any exceptions to those set forth in Article Eight;

(r)            if the First Mortgage Bonds of such series, or any Tranche thereof, are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such First Mortgage Bonds to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of global form and (iii) any other matters incidental to such First Mortgage Bonds;

(s)           to the extent not established pursuant to clause (r) of this paragraph, any limitations on the rights of the Holders of the First Mortgage Bonds of such series, or any Tranche thereof, to transfer or exchange such First Mortgage Bonds or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of First Mortgage Bonds of such series, or any Tranche thereof, the amount or terms thereof;

(t)            any exceptions to Section 114, or variation in the definition of Business Day, with respect to the First Mortgage Bonds of such series, or any Tranche thereof; and

(u)           any other terms of the First Mortgage Bonds of such series, or any Tranche thereof, that the Company may elect to specify.

With respect to First Mortgage Bonds of a series subject to a Periodic Offering, the Supplemental Indenture or the Board Resolution which establishes such series, or the Officers’ Certificate pursuant to such Supplemental Indenture or Board Resolution, as the case may be, may provide general terms or parameters for First Mortgage Bonds of such series and provide either that the specific terms of First Mortgage Bonds of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated in clause (b) of Section 303.

Unless otherwise provided with respect to a series of First Mortgage Bonds as contemplated in clause (b) of this Section 301, the aggregate principal amount of a series of First Mortgage Bonds may be increased and additional First Mortgage Bonds of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

Section 302            Denominations.

Unless otherwise provided as contemplated by Section 301 with respect to any series of First Mortgage Bonds, or any Tranche thereof, the First Mortgage Bonds of each series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 303            Execution, Authentication, Delivery and Dating.

Unless otherwise provided as contemplated by Section 301 with respect to any series of First Mortgage Bonds or any Tranche thereof, First Mortgage Bonds shall be executed on behalf of the Company by an Authorized Officer, and may (but need not) have a corporate seal of the Company affixed thereto or reproduced thereon attested by any other Authorized Officer or by the Secretary or an Assistant Secretary of the Company. The signature of any or all of these officers on the First Mortgage Bonds may be manual or facsimile.

First Mortgage Bonds bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers or the Secretary or an Assistant Secretary of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such First Mortgage Bonds or did not hold such offices at the date of such First Mortgage Bonds.

The Trustee shall authenticate and deliver First Mortgage Bonds of a series for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

(a)           the instrument or instruments establishing the form or forms and terms of the First Mortgage Bonds of such series, as provided in Sections 201 and 301;

(b)           a Company Order requesting the authentication and delivery of such First Mortgage Bonds and, to the extent that the terms of such First Mortgage Bonds shall not have been established in a Supplemental Indenture or in a Board Resolution, or in an Officers’ Certificate pursuant to a Supplemental Indenture or Board Resolution, all as contemplated by Section 301, either (i) establishing such terms or (ii) in the case of First Mortgage Bonds of a series subject to a Periodic Offering, specifying procedures, acceptable to the Trustee, by which such terms are to be established (which procedures may provide, to the extent acceptable to the Trustee, for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing), in either case in accordance with the instrument or instruments establishing the terms of the First Mortgage Bonds of such series delivered pursuant to clause (a) above;

(c)           any opinions, certificates, documents and instruments required by Article Four;

(d)           First Mortgage Bonds of such series, each executed on behalf of the Company by an Authorized Officer of the Company;

(e)           an Officers’ Certificate (i) which shall comply with the requirements of Section 104 of this Mortgage and (ii) which states that no Event of Default under this Mortgage has occurred and is occurring;

(f)            an Opinion of Counsel which shall comply with the requirements of Section 104 of this Mortgage and that states that:

(i)               the form or forms of such First Mortgage Bonds have been duly authorized by the Company and have been established in conformity with the provisions of this Mortgage;

(ii)              the terms of such First Mortgage Bonds have been duly authorized by the Company and have been established in conformity with the provisions of this Mortgage; and

(iii)             when such First Mortgage Bonds shall have been authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such First Mortgage Bonds will have been duly issued under this Mortgage, and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by this Mortgage, and enforceable in accordance with their terms, subject, as to enforcement, to laws relating to or affecting generally the enforcement of mortgagees’ and other creditors’ rights, including, without limitation, bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors and mortgagees generally, general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith, fair dealing and reasonableness and any other customary exceptions made by such counsel based on the law of the relevant state made in opinions of this type and scope.

With respect to First Mortgage Bonds of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such First Mortgage Bonds, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, and compliance of the authentication and delivery thereof with the terms and conditions of this Mortgage, upon the Opinion of Counsel and other documents delivered pursuant to Sections 201 and 301 and this Section, as applicable, at or prior to the time of the authentication of First Mortgage Bonds of such series, unless and until such opinion or other documents have been superseded or revoked or expire by their terms. In connection with the authentication and delivery of First Mortgage Bonds of a series, pursuant to a Periodic Offering, the Trustee shall be entitled to assume that the Company’s instructions to authenticate and deliver such First Mortgage Bonds do not violate any applicable law or any applicable rule, regulation or order of any Governmental Authority having jurisdiction over the Company.

If the forms or terms of the First Mortgage Bonds of any series have been established by or pursuant to a Board Resolution or an Officers’ Certificate as permitted by Sections 201 or 301, the Trustee shall not be required to authenticate such First Mortgage Bonds if the issuance of such First Mortgage Bonds pursuant to this Mortgage will materially and adversely affect the Trustee’s own rights, duties or immunities under the First Mortgage Bonds and this Mortgage.

Except as otherwise specified as contemplated by Section 301 with respect to any series of First Mortgage Bonds, or any Tranche thereof, each First Mortgage Bond shall be dated the date of its authentication.

Except as otherwise specified as contemplated by Section 301 with respect to any series of First Mortgage Bonds, or any Tranche thereof, no First Mortgage Bond shall be entitled to any benefit under this Mortgage or be valid or obligatory for any purpose unless there appears on such First Mortgage Bond a certificate of authentication substantially in the form provided for herein executed by the Trustee or its agent by manual signature of an authorized officer thereof, and such certificate upon any First Mortgage Bond shall be conclusive evidence, and the only evidence, that such First Mortgage Bond has been duly authenticated and delivered hereunder and is entitled to the benefits of this Mortgage.

Section 304            Temporary First Mortgage Bonds.

Pending the preparation of definitive First Mortgage Bonds of any series, or any Tranche thereof, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary First Mortgage Bonds which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive First Mortgage Bonds in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as any officer executing such First Mortgage Bonds may determine, as evidenced by such officer’s execution of such First Mortgage Bonds; provided, however, that temporary First Mortgage Bonds need not recite specific redemption, sinking fund, conversion or exchange provisions.

Unless otherwise specified as contemplated by Section 301 with respect to the First Mortgage Bonds of any series, or any Tranche thereof, after the preparation of definitive First Mortgage Bonds of such series or Tranche, the temporary First Mortgage Bonds of such series or Tranche shall be exchangeable, without charge to the Holder thereof, for definitive First Mortgage Bonds of such series or Tranche upon surrender of such temporary First Mortgage Bonds at the office or agency of the Company maintained pursuant to Section 702 in a Place of Payment for such First Mortgage Bonds. Upon such surrender of temporary First Mortgage Bonds for such exchange, the Company shall, except as aforesaid, execute and the Trustee shall authenticate and deliver in exchange therefor definitive First Mortgage Bonds of the same series and Tranche of authorized denominations and of like tenor and aggregate principal amount.

Until exchanged in full as hereinabove provided, temporary First Mortgage Bonds shall in all respects be entitled to the same benefits under this Mortgage as definitive First Mortgage Bonds of the same series and Tranche and of like tenor authenticated and delivered hereunder.

Section 305            Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept in each office designated pursuant to Section 702, with respect to the First Mortgage Bonds of each series, a register (all registers kept in accordance with this Section being collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of First Mortgage Bonds of such series, or any Tranche thereof, and the registration of transfer thereof. The Company shall designate one Person to maintain the Security Register for the First Mortgage Bonds of each series on a consolidated basis, and such Person is referred to herein, with respect to such series, as the “Security Registrar.” Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a register with respect to the First Mortgage Bonds of one or more series shall be maintained, and the Company may designate itself the Security Registrar with respect to one or more of such series. The Security Register shall be open for inspection by the Trustee and the Company at all reasonable times.

Except as otherwise specified as contemplated by Section 301 with respect to the First Mortgage Bonds of any series, or any Tranche thereof, upon surrender for registration of transfer of any First Mortgage Bond of such series or Tranche at the office or agency of the Company maintained pursuant to Section 702 in a Place of Payment for such series or Tranche, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new First Mortgage Bonds of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

Except as otherwise specified as contemplated by Section 301 with respect to the First Mortgage Bonds of any series, or any Tranche thereof, any First Mortgage Bond of such series or Tranche, other than a Global Bond, may be exchanged at the option of the Holder for one or more new First Mortgage Bonds of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the First Mortgage Bonds to be exchanged at any such office or agency. Whenever any First Mortgage Bonds are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the First Mortgage Bonds, which the Holder making the exchange is entitled to receive.

All First Mortgage Bonds delivered upon any registration of transfer or exchange of First Mortgage Bonds shall be valid obligations of the Company, evidencing the same obligation, and entitled to the same benefits under this Mortgage, as the First Mortgage Bonds surrendered upon such registration of transfer or exchange.

Every First Mortgage Bond presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form attached hereto as Exhibit I, duly executed by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise specified as contemplated by Section 301, with respect to First Mortgage Bonds of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of First Mortgage Bonds, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of First Mortgage Bonds, other than exchanges pursuant to Section 304, 506 or 1306 not involving any transfer.

The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of (a) First Mortgage Bonds of any series, or any Tranche thereof, during a period of 15 days immediately preceding the date notice is to be given identifying the serial numbers of the First Mortgage Bonds of such series or Tranche called for redemption or (b) any First Mortgage Bond so selected for redemption in whole or in part, except the unredeemed portion of any First Mortgage Bond being redeemed in part.

The provisions of this Section 305 are, with respect to any Global Bond, subject to Section 314 hereof.

Section 306            Mutilated, Destroyed, Lost and Stolen First Mortgage Bonds.

If any mutilated First Mortgage Bond is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new First Mortgage Bond of the same series and Tranche, and of like tenor and principal amount, bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any First Mortgage Bond and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such First Mortgage Bond has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen First Mortgage Bond, a new First Mortgage Bond of the same series and Tranche, and of like tenor and principal amount, bearing a number not contemporaneously outstanding.

Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen First Mortgage Bond has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new First Mortgage Bond, pay such First Mortgage Bond.

Upon the issuance of any new First Mortgage Bond under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new First Mortgage Bond of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen First Mortgage Bond shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen First Mortgage Bond shall be at any time enforceable by anyone other than the Holder of such new First Mortgage Bond, and any such new First Mortgage Bond shall be entitled to all the benefits of this Mortgage equally and proportionately with any and all other First Mortgage Bonds of such series duly issued hereunder.

Section 307            Payment of Interest; Interest Rights Preserved.

Unless otherwise specified as contemplated by Section 301 with respect to the First Mortgage Bonds of any series, or any Tranche thereof, interest on any First Mortgage Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that First Mortgage Bond (or one or more Predecessor First

Mortgage Bonds) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any First Mortgage Bond of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election, as provided in clause (a) or (b) below:

(a)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the First Mortgage Bonds of such series (or their respective Predecessor First Mortgage Bonds) are registered at the close of business on a date (a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each First Mortgage Bond of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company shall promptly cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of First Mortgage Bonds of such series at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the First Mortgage Bonds of such series (or their respective Predecessor First Mortgage Bonds) are registered at the close of business on such Special Record Date. No interest, other than said Defaulted Interest, shall be payable to such holders with respect to any such amounts so deposited by the Company with the Trustee.

(b)           The Company may make payment of any Defaulted Interest on the First Mortgage Bonds of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such First Mortgage Bonds may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section and Section 305, each First Mortgage Bond delivered under this Mortgage upon registration of transfer of or in exchange for or in lieu of any other First Mortgage Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other First Mortgage Bond.

Section 308            Persons Deemed Owners.

Prior to due presentment of a First Mortgage Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such First Mortgage Bond is registered as the absolute owner of such First Mortgage Bond for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 305 and 307) interest, if any, on such First Mortgage Bond and for all other purposes whatsoever, whether or not such First Mortgage Bond be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Bond held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Bond, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary as holder of any First Mortgage Bond.

Section 309            Cancellation.

All First Mortgage Bonds surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Security Registrar, be delivered to the Security Registrar and, if not theretofore canceled, shall be promptly canceled by the Security Registrar. The Company may at any time deliver to the Security Registrar for cancellation any First Mortgage Bonds previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all First Mortgage Bonds so delivered shall be promptly canceled by the Security Registrar. No First Mortgage Bonds shall be authenticated in lieu of or in exchange for any First Mortgage Bonds canceled as provided in this Section, except as expressly permitted by this Mortgage. All canceled First Mortgage Bonds held by the Security Registrar shall be disposed of in accordance with the customary practices of the Security Registrar at the time in effect, and the Security Registrar shall not be required to destroy any such certificates. The Security Registrar shall promptly deliver evidence of any cancellation of a First Mortgage Bond if requested in accordance with this Section 309 to the Trustee and the Company.

Section 310            Computation of Interest.

Except as otherwise specified as contemplated by Section 301 for First Mortgage Bonds of any series, or Tranche thereof, interest on the First Mortgage Bonds of each series shall be computed on the basis of a 360-day year consisting of 12 30-day months, and with respect to any period less than a full month, on the basis of the actual number of days elapsed during such period. For example, the interest for a period running from the 15th day of one month to the 15th day of the next month would be calculated on the basis of one 30-day month.

Section 311            Payment to be in Proper Currency.

In the case of any First Mortgage Bond denominated in any currency other than Dollars or in a composite currency (the “Required Currency”), except as otherwise specified with respect to such First Mortgage Bond as contemplated by Section 301, the obligation of the Company to make any payment of the principal thereof, or the premium or interest thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct.

Section 312            Extension of Interest Payment.

The Company shall have the right at any time, to extend interest payment periods on all the First Mortgage Bonds of any series hereunder, if so specified as contemplated by Section 301 with respect to such First Mortgage Bonds and upon such terms as may be specified as contemplated by Section 301 with respect to such First Mortgage Bonds.

Section 313            CUSIP Numbers.

The Company in issuing the First Mortgage Bonds may use “CUSIP” or “ISIN” or other similar numbers (if then generally in use), and, if so, the Company, the Trustee or the Security Registrar may use “CUSIP” or “ISIN” or such other numbers in notices or redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the First Mortgage Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the First Mortgage Bonds, in which case none of the Company or, as the case may be, the Trustee or the Security Registrar, or any agent of any of them, shall have any liability in respect of any “CUSIP” or “ISIN” or other number used on any such notice, and any such redemption shall not be affected by any defect in or omission of such numbers.

Section 314            Global Bonds.

If the Company establishes pursuant to Section 301 hereof that the First Mortgage Bonds of a particular series are to be issued in the form of a Global Bond, then the Company shall execute and the Trustee shall, in accordance with Section 303 hereof, authenticate and deliver, a Global Bond or First Mortgage Bond which (i) shall represent, and shall be denominated in an aggregate amount equal to the aggregate principal amount of all of the Outstanding First Mortgage Bonds of such series, (ii) shall be registered in the name of the Depositary or its nominee, (iii) shall be deposited with the Trustee as custodian for the Depositary and (iv) shall bear a legend substantially to the following effect:

“This First Mortgage Bond is a Global Bond within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This First Mortgage Bond is exchangeable for First Mortgage Bonds registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Mortgage, and no transfer of this First Mortgage Bond (other than a transfer of this First Mortgage Bond as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

Unless this Global Bond is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any definitive First Mortgage Bond is issued in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL in as much as the registered owner hereof, Cede & Co., has an interest herein.”

Notwithstanding the provisions of Section 305 hereof, the Global Bond of a series may be transferred, in whole but not in part and in the manner provided in Section 305 hereof, only to another nominee of the Depositary for such series, or to a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.

If (i) at any time the Depositary for a series of First Mortgage Bonds notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be or (ii) there shall have occurred and be continuing after any applicable grace periods an Event of Default with respect to the First Mortgage Bonds for a series, then in each such case, this Section 314 shall no longer be applicable to the First Mortgage Bonds of such series and the Company will execute, and subject to Section 305 hereof the Trustee will authenticate and deliver First Mortgage Bonds of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Bonds of such series in exchange for such Global Bonds. In addition, the Company may at any time determine that the First Mortgage Bonds of any series shall no longer be represented by Global Bonds and that the provisions of this Section 314 shall no longer apply to the First Mortgage Bonds of such series. In such event the Company will execute and subject to Section 305 hereof, the Trustee, upon receipt of an Officers’ Certificate evidencing such determination by the Company, will authenticate and deliver First Mortgage Bonds of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Bonds of such series in exchange for such Global Bonds. Upon the exchange of the Global Bonds for such First Mortgage Bonds in definitive registered form without coupons, in authorized denominations, the Global Bonds shall be canceled by the

Trustee. Such First Mortgage Bonds in definitive registered form issued in exchange for the Global Bonds pursuant to this Section 314, shall be registered in such names and in such authorized denominations as the Depositary, pursuant to the instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver First Mortgage Bonds to the Depositary for delivery to the persons in whose names such First Mortgage Bonds are so registered.

Article Four

Issuance of First Mortgage Bonds

Section 401            Issuance of the Initial Series Bonds.

At any time on or after the execution and delivery of this Mortgage, upon the application of the Company, the Trustee shall authenticate and deliver up to $55,000,000 in aggregate principal amount of the Initial Series Bonds, upon compliance with the provisions of Section 303. The Initial Series Bonds shall be in the form, have the terms, and shall be subject to the further covenants set forth in the First Supplemental Indenture.

Section 402            Issuance of First Mortgage Bonds other than the Initial Series Bonds.

(a)           First Mortgage Bonds of any one or more series (other than the Initial Series Bonds) may be authenticated and delivered in any aggregate principal amount so long as, after immediately giving effect thereto, to the concurrent redemption or payment of First Mortgage Bonds and Prior Lien Debt and any other transactions contemplated therewith (including the acquisition of Property Additions), the aggregate principal amount of all First Mortgage Bonds (excluding the Initial Series Bonds and any First Mortgage Bonds issued to refinance in whole or in part the Initial Series Bonds; provided that, in no event shall the amount so excluded exceed $55,000,000) and Prior Lien Debt, in each case then Outstanding, will not exceed 75% of the sum of (i) the then Cost or Fair Value, whichever is less, of all Property Additions (after making any deductions pursuant to Section 102(b)) and (ii) all Available Cash then held by, or deposited with, the Trustee.

(b)           First Mortgage Bonds of any series (other than the Initial Series Bonds) shall be authenticated and delivered by the Trustee upon receipt by the Trustee of:

(i)             the documents with respect to the First Mortgage Bonds of such series specified in Section 303;

(ii)            an Experts’ Certificate dated as of a date not more than 90 days prior to the first day of the month in which the Company Order referring to it is delivered to the Trustee,

(1)           setting forth the aggregate amount of Property Additions then owned by the Company, such amount to be computed by reference to the Company’s financial statements, on a Dollar basis, and stating the Cost of such Property Additions;

(2)           stating that all such property reflected in clause (1) above constitutes Property Additions;
(3)           stating that such Property Additions are desirable for use in the conduct of the business of the Company;
(4)           stating what part, if any, of such Property Additions includes property which had not been included in a previous Experts’ Certificate and which within six months prior to the date of acquisition thereof by the Company had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and stating whether or not, in the judgment of the signers, the Fair Value of such Property Additions to the Company, as of the date of such certificate, is more than $25,000 and more than 1% of the aggregate principal amount of First Mortgage Bonds then Outstanding;
(5)           stating, in the judgment of the signers, the Fair Value to the Company, as of the date of such certificate, of such Property Additions, except any thereof with respect to the Fair Value to the Company of which a statement is to be made in an Independent Experts’ Certificate pursuant to clause (iii) below;
(6)           stating the lower of the Cost or the Fair Value to the Company of such Property Additions;
(7)           stating the aggregate principal amount of First Mortgage Bonds and Prior Lien Debt to be Outstanding immediately prior to the issuance of the First Mortgage Bonds to be then authenticated and delivered;
(8)           stating the principal amount of First Mortgage Bonds to be then authenticated and delivered;
(9)           stating that, immediately after giving effect to the issuance of the First Mortgage Bonds to be then authenticated and delivered, to the concurrent redemption or payment of First Mortgage Bonds and Prior Lien Debt and any other transactions contemplated therewith (including the acquisition of Property Additions and the incurrence or assumption by the Company of any Prior Lien), the aggregate principal amount of all First Mortgage Bonds (excluding the Initial Series Bonds and any First Mortgage Bonds issued to refinance in whole or in part the Initial Series Bonds; provided that, in no event shall the amount so excluded exceed $55,000,000) and Prior Lien Debt, in each case then Outstanding, will not exceed 75% of the sum of (i) the amount set forth in clause (6) above, and (ii) all Available Cash; and
(10)         stating that the Lien on the Company’s interest in the Property Additions will be subject to no Lien thereon prior to the Lien of this Mortgage except Permitted Liens (specifying any Prior Lien).

(iii)           in case any Property Additions are shown by the Experts’ Certificate provided for in clause (ii) above to include property which had not been included in a previous Experts’ Certificate and which, within six months prior to the date of acquisition thereof by the Company, had been used or operated by others than the Company in a business similar to that in which it has been or is to be used or operated by the Company and such certificate does not show the Fair Value thereof to the Company, as of the date of such certificate, to be less than $25,000 or less than 1% of the aggregate principal amount of First Mortgage Bonds then Outstanding, an Independent Experts’ Certificate stating, in the judgment of the signer, the Fair Value to the Company, as of the date of such Independent Experts’ Certificate, of (X) such Property Additions which have been so used or operated and (at the option of the Company) as to any other Property Additions included in the Experts’ Certificate provided for in clause (ii) above and (Y) in case such Independent Experts’ Certificate is being delivered in connection with the authentication and delivery of First Mortgage Bonds, any property so used or operated which has been subjected to the Lien of this Mortgage since the commencement of the then current calendar year and as to which an Independent Experts’ Certificate has not previously been furnished to the Trustee;

(iv)           in case any Property Additions are shown by the Experts’ Certificate provided for in clause (ii) above to have not been included in a previous Experts’ Certificate and to have been acquired, made or constructed in whole or in part through the delivery of securities or other property, an Experts’ Certificate stating, in the judgment of the signers, the Fair Value in cash of such securities or other property at the time of delivery thereof in payment for or for the acquisition of such Property Additions;

(v)            an Opinion of Counsel to the effect that:

(1)           this Mortgage constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will constitute, a valid and effective mortgage lien, subject only to Permitted Liens, upon the interest of the Company in the Property Additions; and
(2)           the Company has corporate authority to operate such Property Additions; and

(vi)           copies of the instruments of conveyance, assignment and transfer, if any, specified in the Opinion of Counsel provided for in clause (v) above.

Article Five

Redemption of First Mortgage Bonds

Section 501            Applicability of Article.

First Mortgage Bonds of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for First Mortgage Bonds of such series or Tranche) in accordance with this Article.

Section 502            Election to Redeem; Notice to Trustee.

The election of the Company to redeem any First Mortgage Bonds shall be evidenced by a Board Resolution or an Officers’ Certificate. The Company shall, at least 35 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such First Mortgage Bonds to be redeemed and the Redemption Price. In the case of any redemption of First Mortgage Bonds (a) prior to the expiration of any restriction on such redemption provided in the terms of such First Mortgage Bonds or elsewhere in this Mortgage or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such First Mortgage Bonds, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.

Section 503            Selection of First Mortgage Bonds to be Redeemed.

If less than all the First Mortgage Bonds of any series, or any Tranche thereof, are to be redeemed, the particular First Mortgage Bonds to be redeemed shall be selected by the Trustee from the Outstanding First Mortgage Bonds of such series or Tranche not previously called for redemption, by such method as shall be provided for such particular series or Tranche, or in the absence of any such provision, by such method of random selection as the Trustee shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of portions (equal to any authorized denomination for First Mortgage Bonds of such series or Tranche) of the principal amount of First Mortgage Bonds of such series or Tranche of a denomination larger than the minimum authorized denomination for First Mortgage Bonds of such series or Tranche; provided, however, that if, as indicated in an Officers’ Certificate, the Company shall have offered to purchase all or any principal amount of the First Mortgage Bonds then Outstanding of any series, or any Tranche thereof, and less than all of such First Mortgage Bonds as to which such offer was made shall have been tendered to the Company for such purchase, the Trustee, if so directed by Company Order, shall select for redemption all or any principal amount of such First Mortgage Bonds which have not been so tendered.

The Trustee shall promptly notify the Company and the Security Registrar in writing of the First Mortgage Bonds selected for redemption and, in the case of any First Mortgage Bonds selected to be redeemed in part, the principal amount thereof to be redeemed.

For all purposes of this Mortgage, unless the context otherwise requires, all provisions relating to the redemption of First Mortgage Bonds shall relate, in the case of any First Mortgage Bonds redeemed or to be redeemed only in part, to the portion of the principal amount of such First Mortgage Bonds which has been or is to be redeemed.

Section 504            Notice of Redemption.

Except as otherwise specified as contemplated by Section 301 for First Mortgage Bonds of any series, notice of redemption shall be given in the manner provided in Section 107 to the Holders of the First Mortgage Bonds to be redeemed not less than 30 days prior to the Redemption Date.

Except as otherwise specified as contemplated by Section 301 for First Mortgage Bonds of any series, all notices of redemption shall state:

(a)           the Redemption Date,

(b)           the Redemption Price (if known),

(c)           if less than all the First Mortgage Bonds of any series or Tranche are to be redeemed, the identification of the particular First Mortgage Bonds to be redeemed and the portion of the principal amount of any First Mortgage Bond to be redeemed in part,

(d)           that on the Redemption Date the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such First Mortgage Bond to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

(e)           the place or places where such First Mortgage Bonds are to be surrendered for payment of the Redemption Price and accrued interest, if any, unless it shall have been specified as contemplated by Section 301 with respect to such First Mortgage Bonds that such surrender shall not be required,

(f)            that the redemption is for a sinking or other fund, if such is the case,

(g)           the CUSIP, ISIN or other similar numbers, if any, assigned to such First Mortgage Bonds; provided, however, that such notice may state that no representation is made as to the correctness of CUSIP or ISIN numbers, in which case none of the Company, the Trustee or any agent of the Company or the Trustee shall have any liability in respect of the use of any CUSIP or ISIN number or numbers on such notices, and the redemption of such First Mortgage Bonds shall not be affected by any defect in or omission of such numbers, and

(h)           such other matters as the Company shall deem desirable or appropriate.

Unless otherwise specified with respect to any First Mortgage Bonds in accordance with Section 301, with respect to any notice of redemption of First Mortgage Bonds at the election of the Company, unless, upon the giving of such notice, such First Mortgage Bonds shall be deemed to have been paid in accordance with Section 801, such notice may state that such redemption shall be conditional upon the receipt by the Paying Agent or Agents for such First Mortgage Bonds, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such First Mortgage Bonds and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such First Mortgage Bonds. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made. A failure by the Company to provide such moneys or make provision for the payment thereof shall not constitute an Event of Default under this Mortgage and the Paying Agent or Agents for the First Mortgage Bonds otherwise to have been redeemed shall promptly return to the Holders thereof any of such First Mortgage Bonds which had been surrendered for payment upon such redemption.

Notice of redemption of First Mortgage Bonds to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, at the Company’s request, by the Security Registrar in the name and at the expense of the Company. Notice of any mandatory redemption of First Mortgage Bonds shall be given by the Security Registrar in the name and at the expense of the Company.

The notice of redemption, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any First Mortgage Bonds designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other First Mortgage Bonds.

Section 505            First Mortgage Bonds Payable on Redemption Date.

Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the First Mortgage Bonds or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such First Mortgage Bonds or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such First Mortgage Bond for redemption in accordance with such notice, such First Mortgage Bond or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 301 with respect to such First Mortgage Bond; and provided, further, that except as otherwise specified as contemplated by Section 301 with respect to such First Mortgage Bond, any installment of interest on any First Mortgage Bond the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such First Mortgage Bond, or one or more Predecessor First Mortgage Bonds, registered as such at the close of business on the related Regular Record Date according to the terms of such First Mortgage Bond and subject to the provisions of Sections 305 and 307.

Section 506            First Mortgage Bonds Redeemed in Part.

Upon the surrender of any First Mortgage Bond which is to be redeemed only in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such First Mortgage Bond, without service charge, a new First Mortgage Bond or First Mortgage Bonds of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the First Mortgage Bond so surrendered.

Article Six

Sinking Funds

Section 601            Applicability Of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of the First Mortgage Bonds of any series, or any Tranche thereof, except as otherwise specified as contemplated by Section 301 for First Mortgage Bonds of such series or Tranche.

The minimum amount of any sinking fund payment provided for by the terms of First Mortgage Bonds of any series, or any Tranche thereof, is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of First Mortgage Bonds of any series, or any Tranche thereof, is herein referred to as an “optional sinking fund payment”. If provided for by the terms of First Mortgage Bonds of any series, or any Tranche thereof, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 602. Each sinking fund payment shall be applied to the redemption of First Mortgage Bonds of the series or Tranche in respect of which it was made as provided for by the terms of such First Mortgage Bonds.

Section 602            Satisfaction of Sinking Fund Payments with First Mortgage Bonds.

The Company (a) may deliver to the Trustee Outstanding First Mortgage Bonds (other than any previously called for redemption) of a series or Tranche in respect of which a mandatory sinking fund payment is to be made and (b) may apply as a credit First Mortgage Bonds of such series or Tranche which have been redeemed either at the election of the Company pursuant to the terms of such First Mortgage Bonds, at the election of the Holder thereof if applicable, or through the application of permitted optional sinking fund payments pursuant to the terms of such First Mortgage Bonds, in each case in satisfaction of all or any part of such mandatory sinking fund payment with respect to the First Mortgage Bonds of such series; provided, however, that no First Mortgage Bonds shall be applied in satisfaction of a mandatory sinking fund payment if such First Mortgage Bonds shall have been previously so applied. First Mortgage Bonds so applied shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such First Mortgage Bonds for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

Section 603            Redemption of First Mortgage Bonds for Sinking Fund.

Not less than 40 days, or such shorter period as the Trustee shall agree to, prior to each sinking fund payment date for the First Mortgage Bonds of any series, or any Tranche thereof, the Company shall deliver to the Trustee an Officers’ Certificate specifying:

(a)           the amount of the next succeeding mandatory sinking fund payment for such series or Tranche;

(b)           the amount, if any, of the optional sinking fund payment to be made together with such mandatory sinking fund payment;

(c)           the aggregate sinking fund payment;

(d)           the portion, if any, of such aggregate sinking fund payment which is to be satisfied by the payment of cash; and

(e)           the portion, if any, of such aggregate sinking fund payment which is to be satisfied by delivering and crediting First Mortgage Bonds of such series or Tranche pursuant to Section 602 and stating the basis for such credit and that such First Mortgage Bonds have not previously been so credited, and the Company shall also deliver to the Trustee any First Mortgage Bonds to be so delivered.

If the Company shall not deliver such Officers’ Certificate and, to the extent applicable, all such First Mortgage Bonds, the next succeeding sinking fund payment for such series or Tranche shall be made entirely in cash in the amount of the mandatory sinking fund payment. Not less than 30 days before each such sinking fund payment date the Trustee shall select the First Mortgage Bonds to be redeemed upon such sinking fund payment date in the manner specified in Section 503 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 504. Such notice having been duly given, the redemption of such First Mortgage Bonds shall be made upon the terms and in the manner stated in Sections 505 and 506.

Article Seven

Representations and Covenants

Section 701            Payment of First Mortgage Bonds; Lawful Possession.

(a)           The Company shall pay the principal of and premium, if any, and interest, if any, on the First Mortgage Bonds of each series in accordance with the terms of such First Mortgage Bonds and this Mortgage.

(b)           The Company is lawfully possessed of the Mortgaged Property and has sufficient right and authority to mortgage and pledge the Mortgaged Property, as provided in and by this Mortgage.

Section 702            Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment for the First Mortgage Bonds of each series, or any Tranche thereof, an office or agency where payment of such First Mortgage Bonds shall be made, where the registration of transfer or exchange of such First Mortgage Bonds may be effected and where notices and demands to or upon the Company in respect of such First Mortgage Bonds and this Mortgage may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency and prompt notice to the Holders of any such change in the manner specified in Section 107. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, then payment of such First Mortgage Bonds shall be made, registration of transfer or exchange thereof may be effected and notices and demands in respect of such First Mortgage Bonds and this Mortgage may be served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent for all such purposes in any such event.

The Company may also from time to time designate one or more other offices or agencies with respect to the First Mortgage Bonds of one or more series, or any Tranche thereof, for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that, unless otherwise specified as contemplated by Section 301 with respect to the First Mortgage Bonds of such series or Tranche, no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in each Place of Payment for such First Mortgage Bonds in accordance with the requirements set forth above. The Company shall give prompt written notice to the Trustee, and prompt notice to the Holders in the manner specified in Section 107, of any such designation or rescission and of any change in the location of any such other office or agency.

Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company or an Affiliate of the Company, in which event the Company or such Affiliate shall perform all functions to be performed at such office or agency.

Section 703            Money for First Mortgage Bond Payments to be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to the First Mortgage Bonds of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such First Mortgage Bonds, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee of any failure by the Company (or any other obligor on such First Mortgage Bonds) to make any payment of principal of or premium, if any, or interest, if any, on such First Mortgage Bonds.

Whenever the Company shall have one or more Paying Agents for the First Mortgage Bonds of any series, or any Tranche thereof, it shall, on or before 11:00 a.m (Central time) on each due date of the principal of and premium, if any, and interest, if any, on such First Mortgage Bonds, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.

The Company shall cause each Paying Agent for the First Mortgage Bonds of any series, or any Tranche thereof, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a)           hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such First Mortgage Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)           give the Trustee notice of any failure by the Company (or any other obligor upon such First Mortgage Bonds) to make any payment of principal of or premium, if any, or interest, if any, on such First Mortgage Bonds; and

(c)           at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article Eight; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any First Mortgage Bond and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall to the extent permitted by law be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such First Mortgage Bond shall, as an unsecured general creditor and not as the Holder of an Outstanding First Mortgage Bond, look only to the Company for payment of the amount so due and payable and remaining unpaid unless the applicable law provides otherwise, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.

Section 704            Corporate Existence.

Subject to the rights of the Company under Article Twelve and the Company’s ability to convert into a limited liability company, limited partnership or limited liability partnership or other legal entity under applicable law, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence as a corporation. In connection with the conversion of the Company into a limited liability company, limited partnership or limited liability partnership or other legal entity under applicable law, (a) the Company will execute and deliver to the Trustee a Supplemental Mortgage, in form and substance reasonably satisfactory to the Trustee, evidencing such conversion and confirming that all obligations and liabilities of the Company hereunder and under any First Mortgage Bonds remain in full force and effect and will comply with the provisions of Section 1201(a), (c) and (d) (with appropriate modifications to reflect such conversion), and (b) subject to Article Twelve and this Section 704, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence as a limited liability company, limited partnership or limited liability partnership or other entity, as applicable.

Section 705            Annual Officers’ Certificate as to Compliance.

Not later than April 15 in each year, commencing April 15, 2007, the Company shall deliver to the Trustee an Officers’ Certificate which need not comply with the requirements of Section 103, executed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company and by any other Authorized Officer, as to such officers’ knowledge of the Company’s compliance with all conditions and covenants under this Mortgage, such compliance to be determined without regard to any period of grace or requirement of notice under this Mortgage, and making any other statements as may be required by the Trust Indenture Act.

Article Eight

Satisfaction and Discharge

Section 801            Satisfaction and Discharge of First Mortgage Bonds.

Any First Mortgage Bond or First Mortgage Bonds, or any portion of the principal amount thereof, shall be deemed to have been paid and no longer Outstanding for all purposes of this Mortgage, and the entire indebtedness of the Company in respect thereof shall be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:

(a)           money in an amount which shall be sufficient, or

(b)           in the case of a deposit made prior to the Maturity of such First Mortgage Bonds or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, shall be sufficient, or

(c)           a combination of (a) or (b) which shall be sufficient

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such First Mortgage Bonds or portions thereof on or prior to Maturity; provided, however, that in the case of the provision for payment or redemption of less than all the First Mortgage Bonds of any series or Tranche, such First Mortgage Bonds or portions thereof shall have been selected by the Trustee as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such Paying Agent:

(x)            if such deposit shall have been made prior to the Maturity of such First Mortgage Bonds, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 803;

(y)           if Eligible Obligations shall have been deposited, an Officers’ Certificate to the effect that such obligations constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, and a report of an Independent Accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (b) and (c) above have been satisfied; and

(z)            if such deposit shall have been made prior to the Maturity of such First Mortgage Bonds, an Officers’ Certificate stating the Company’s intention that, upon delivery of such Officers’ Certificate, its indebtedness in respect of such First Mortgage Bonds or portions thereof will have been satisfied and discharged as contemplated in this Section.

Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (x), (y) and (z) above, the Trustee shall, upon receipt of a Company Request, acknowledge in writing that the First Mortgage Bond or First Mortgage Bonds or portions thereof with respect to which such deposit was made are deemed to have been paid for all purposes of this Mortgage and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any First Mortgage Bonds or portions thereof except that, for any reason, the Officers’ Certificate specified in clause (z) shall not have been delivered, such First Mortgage Bonds or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Mortgage, and the Holders of such First Mortgage Bonds or portions thereof shall nevertheless be no longer entitled to the benefits provided by this Mortgage or of any of the covenants of the Company under Article Seven (except the covenants contained in Sections 702 and 703) or any other covenants made in respect of such First Mortgage Bonds or portions thereof as contemplated by Section 301 or Section 1301(b), but the indebtedness of the Company in respect of such First Mortgage Bonds or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose and the Holders of such First Mortgage Bonds or portions thereof shall continue to be entitled to look to the Company for payment of the indebtedness represented thereby; and, upon Company Request, the Trustee shall acknowledge in writing that such First Mortgage Bonds or portions thereof are deemed to have been paid for all purposes of this Mortgage.

If payment at Stated Maturity of less than all of the First Mortgage Bonds of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, the Trustee shall select such First Mortgage Bonds, or portions of principal amount thereof, in the manner specified by Section 503 for selection for redemption of less than all the First Mortgage Bonds of a series or Tranche.

In the event that First Mortgage Bonds which shall be deemed to have been paid for purposes of this Mortgage, and, if such is the case, in respect of which the Company’s indebtedness shall have been satisfied and discharged, all as provided in this Section, do not mature and are not to be redeemed within the 60-day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such First Mortgage Bonds, to the Holders of such First Mortgage Bonds to the effect that such deposit has been made and the effect thereof.

Notwithstanding that any First Mortgage Bonds shall be deemed to have been paid for purposes of this Mortgage, as aforesaid, the obligations of the Company and the Trustee in respect of such First Mortgage Bonds under Sections 304, 305, 306, 504, 702, 703, 1007 and 1015 and this Article shall survive such satisfaction and discharge.

The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.

Anything herein to the contrary notwithstanding, (a) if, at any time after a First Mortgage Bond would be deemed to have been paid for purposes of this Mortgage, and, if such is the case, the Company’s indebtedness in respect thereof would be deemed to have been satisfied and discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, (i) shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable Federal or State bankruptcy, insolvency or other similar law, or (ii) is unable to apply any money in accordance with this Article with respect to any First Mortgage Bonds by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, such First Mortgage Bond shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company’s indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such First Mortgage Bond shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company’s indebtedness in respect of any First Mortgage Bond shall be subject to the provisions of the last paragraph of Section 703.

Section 802            Effective Time; Satisfaction and Discharge of Mortgage.

This Mortgage shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute such instruments as the Company shall reasonably request to evidence and acknowledge the satisfaction and discharge of this Mortgage, when:

(i)            no First Mortgage Bonds remain Outstanding hereunder; and

(ii)           the Company has paid or caused to be paid all other sums payable hereunder by the Company;

provided, however, that if, in accordance with the last paragraph of Section 801, any First Mortgage Bond, previously deemed to have been paid for purposes of this Mortgage, shall be deemed retroactively not to have been so paid, this Mortgage shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.

Notwithstanding the satisfaction and discharge of this Mortgage as aforesaid, the obligations of the Company and the Trustee under Sections 304, 305, 306, 504, 702, 703, 1007 and 1015 and this Article shall survive such satisfaction and discharge.

Upon satisfaction and discharge of this Mortgage as provided in this Section, the Trustee shall assign, transfer and turn over to the Company, subject to the lien provided by Section 1007, any and all money, securities and other property then held by the Trustee for the benefit of the Holders of the First Mortgage Bonds (other than money and Eligible Obligations held by the Trustee pursuant to Section 803) and shall execute and deliver to the Company such instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence the satisfaction and discharge of this Mortgage.

Section 803            Application of Trust Money.

Neither the Eligible Obligations nor the money deposited pursuant to Section 801, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the First Mortgage Bonds or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 703; provided, however, that so long as there shall not have occurred and be continuing an Event of Default, any cash received from such principal or interest payments on such Eligible Obligations, if not then needed for such purpose, shall, to the extent practicable and upon Company Request and delivery to the Trustee of the documents referred to in clause (y) in the first paragraph of Section 801, be invested in Eligible Obligations of the type described in clause (b) in the first paragraph of Section 801 maturing at such times and in such amounts as shall be sufficient, together with any other moneys and the proceeds of any other Eligible Obligations then held by the Trustee, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such First Mortgage Bonds or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received, free and clear of any trust, lien or pledge under this Mortgage (except the lien provided by Section 1007); and provided, further, that, so long as there shall not have occurred and be continuing an Event of Default, any moneys held in accordance with this Section on the Maturity of all such First Mortgage Bonds in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such First Mortgage Bonds shall be paid over to the Company free and clear of any trust, lien or pledge under this Mortgage (except the lien provided by Section 1007); and provided, further, that if an Event of Default shall have occurred and be continuing, moneys to be paid over to the Company pursuant to this Section shall be held until such Event of Default shall have been waived or cured.

Article Nine

Events of Default; Remedies

Section 901            Events of Default.

Unless otherwise specified in the Supplemental Indenture establishing such series or in a Board Resolution establishing such series, “Event of Default”, wherever used herein with respect to First Mortgage Bonds of any series, means any one of the following events:

(a)           Failure to pay any interest on any First Mortgage Bond when it becomes due and payable and continuance of such default for a period of 30 days; or

(b)           Failure to pay the principal of or premium, if any, on any First Mortgage Bond when it becomes due and payable; or

(c)           Failure to perform, or breach of, any covenant or warranty of the Company in this Mortgage (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section specifically addressed) and continuance of such default or breach for a period of 45 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 33% in aggregate principal amount of the Outstanding First Mortgage Bonds, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of First Mortgage Bonds not less than the principal amount of First Mortgage Bonds the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; or

(d)           The entry by a court having jurisdiction in the premises of (1) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (2) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State bankruptcy, insolvency or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

(e)           The commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or similar law, or the consent by the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Company; or

(f)            any other Event of Default with respect to First Mortgage Bonds of such series as shall have been specified in the terms thereof as contemplated by Section 301(o).

Section 902            Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 901(d) or 901(e)) shall have occurred and be continuing, then the Trustee or the Holders of not less than 33% in principal amount of the Outstanding First Mortgage Bonds may declare the principal amount (or, if any of the First Mortgage Bonds of such series are Discount First Mortgage Bonds, such portion of the principal amount of such First Mortgage Bonds as may be specified in the terms thereof as contemplated by Section 301) of all of the First Mortgage Bonds to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon receipt by the Company of notice of such declaration such principal amount (or specified amount) together with premium, if any, and accrued and unpaid interest shall become immediately due and payable. If an Event of Default specified in Section 901(d) or 901(e) occurs, the principal of and interest on all First Mortgage Bonds shall be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

At any time after such a declaration of acceleration of the maturity of the First Mortgage Bonds then Outstanding shall have been made, but before any sale of any of the Mortgaged Property has been made in accordance with Section 903 and before a judgment or decree for payment of the money due shall have been obtained by the Trustee as provided in this Article, the Event or Events of Default giving rise to such declaration of acceleration shall, without further act, be deemed to have been cured, and such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

(a)           the Company shall have paid or deposited with the Trustee a sum sufficient to pay

(i)            all overdue interest, if any, on all First Mortgage Bonds then Outstanding;

(ii)           the principal of and premium, if any, on any First Mortgage Bonds then Outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such First Mortgage Bonds;

(iii)          to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such First Mortgage Bonds;

(iv)         all amounts due to the Trustee under Section 1007;

and

(b)           all Events of Default, other than the non-payment of the principal of First Mortgage Bonds of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 913.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 903            Collection of Indebtedness, Power of Sale, Foreclosure and Suits for Enforcement by Trustee.

If an Event of Default described in clause (a) or (b) of Section 901 shall have occurred, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the First Mortgage Bonds with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such First Mortgage Bonds for principal and premium, if any, and interest, if any, and, to the extent permitted by law, interest on premium, if any, and on any overdue principal and interest, at the rate or rates prescribed therefor in such First Mortgage Bonds, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 1007.

If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such First Mortgage Bonds and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such First Mortgage Bonds, wherever situated.

If an Event of Default shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of First Mortgage Bonds by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Mortgage or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

If an Event of Default occurs, the Trustee may pursue its remedies under the Uniform Commercial Code as adopted by the State of Missouri as to any of the Mortgaged Property which is personal property or it may proceed against both the real and personal property in accordance with the Trustee’s rights and remedies in respect of the real property, in which case the provisions of the Uniform Commercial Code do not apply. The Trustee is hereby authorized to direct the Deed of Trust Trustee to foreclose the personal property in accordance with the Trustee’s rights and remedies in respect of the real property as set forth herein.

If an Event of Default shall have occurred and be continuing, the Company hereby agrees that the Deed of Trust Trustee, at the direction of the Trustee, may proceed to sell the Mortgaged Property and any and every part thereof, at public vendue, at the customary place in the county in which the Mortgaged Property is located, first giving the public notice required by law of the time, terms and place of sale, and of the property to be sold; and upon such sale shall execute and deliver a deed of conveyance of the property sold to the purchaser or purchasers thereof, and any statement or recital of fact in such deed in relation to the nonpayment of indebtedness hereby secured, existence of the indebtedness so secured, notice of advertisement, sale, receipt of money, and the happening of any of the events whereby any successor trustee became successor as herein provided, shall be prima facie evidence of the truth of such statement or recital; and the Deed of Trust Trustee shall receive the proceeds of such sale, and the Deed of Trust Trustee covenants faithfully to perform the trust herein created.

Section 904            Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the First Mortgage Bonds or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the First Mortgage Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)           to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the First Mortgage Bonds and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 1007) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 1007.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the First Mortgage Bonds or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 905            Trustee May Enforce Claims Without Possession of First Mortgage Bonds.

All rights of action and claims under this Mortgage or the First Mortgage Bonds may be prosecuted and enforced by the Trustee, without the possession of any of the First Mortgage Bonds or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 906            Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, to the extent permitted by law, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the First Mortgage Bonds in respect of which or for the benefit of which such money shall have been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 1007;

SECOND:  To the payment of the amounts then due and unpaid upon the First Mortgage Bonds for principal of and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such First Mortgage Bonds for principal, premium, if any, and interest, if any, respectively; and

THIRD:  To the payment of the remainder, if any, to the Company or as a court of competent jurisdiction may direct.

Section 907            Limitation on Suits.

No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Mortgage, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)           such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

(b)           the Holders of a majority in aggregate principal amount of the Outstanding First Mortgage Bonds shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)           such Holder or Holders shall have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

(e)           no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding First Mortgage Bonds; it being understood and intended that no one or more of the Holders of any First Mortgage Bonds shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Mortgage to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Mortgage, except in the manner herein provided and for the equal and ratable benefit of all Holders.

Section 908            Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Mortgage, the Holder of any First Mortgage Bond shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 307) interest, if any, on such First Mortgage Bond on the Stated Maturity or Maturities expressed in such First Mortgage Bond (or, in the case of redemption, subject to Section 504, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 909            Restoration of Rights and Remedies.

If the Trustee, the Deed of Trust Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Mortgage and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, the Deed of Trust Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Deed of Trust Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

Section 910            Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Anything in this Article to the contrary notwithstanding, the availability of the remedies set forth herein (on an individual or cumulative basis) and the procedures set forth herein relating to the exercise thereof shall be subject to the applicable law (including, for purposes of this paragraph, general principles of equity) of any jurisdiction wherein the Mortgaged Property or any part thereof is located to the extent that such law is applicable.

Section 911            Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 912            Control by Holders of First Mortgage Bonds.

If an Event of Default shall have occurred and be continuing, the Holders of a majority in principal amount of the Outstanding First Mortgage Bonds shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to such First Mortgage Bonds; provided, however, that

(a)           such direction shall not be in conflict with any rule of law or with this Mortgage, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee’s sole discretion, be adequate, and

(b)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 913            Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding First Mortgage Bonds may on behalf of the Holders of all the First Mortgage Bonds waive any past default hereunder and its consequences, except a default:

(a)           in the payment of the principal of or premium, if any, or interest, if any, on any Outstanding First Mortgage Bond, or

(b)           in respect of a covenant or provision hereof which under Section 1302 cannot be modified or amended without the consent of the Holder of each Outstanding First Mortgage Bond of any series or Tranche affected.

Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Mortgage; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 914            Undertaking for Costs.

The Company and the Trustee agree, and each Holder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Mortgage, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the First Mortgage Bonds then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any First Mortgage

Bond on or after the Stated Maturity or Maturities expressed in such First Mortgage Bond (or in the case of redemption, on or after the Redemption Date).

Section 915            Waiver of Usury, Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Mortgage; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 916            Receiver and other Remedies.

If an Event of Default shall have occurred and, during the continuance thereof, the Trustee shall have commenced judicial proceedings to enforce any right under this Mortgage, the Trustee shall, to the extent permitted by law, be entitled, as against the Company, to the appointment of a receiver of the Mortgaged Property and whether or not any receiver is appointed, the Trustee shall be entitled to retain possession and control of, and to collect and receive the income from cash, securities and other personal property held by the Trustee hereunder and to all other remedies available to mortgagees and secured parties under the Uniform Commercial Code or any other applicable law.

Article Ten

The Trustee

Section 1001          Certain Duties and Responsibilities.

(a)           The Trustee shall have and be subject to all the duties and responsibilities specified with respect to a Mortgage trustee in the Trust Indenture Act and no implied covenants or obligations shall be read into this Mortgage against the Trustee. For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term “default” is hereby defined as an Event of Default which has occurred and is continuing.

(b)           No provision of this Mortgage shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)           Notwithstanding anything contained in this Mortgage to the contrary, the duties and responsibilities of the Trustee under this Mortgage shall be subject to the protections, exculpations and limitations on liability afforded to a Mortgage trustee under the provisions of the Trust Indenture Act. For the purposes of Sections 315(b) and 315(d)(2) of the Trust Indenture Act, the term “responsible officer” is hereby defined as a Responsible Officer.

(d)           Whether or not therein expressly so provided, every provision of this Mortgage relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 1002          Notice of Defaults.

The Trustee shall give notice of any default hereunder known to the Trustee in the manner and to the extent required to do so by the Trust Indenture Act or the provisions of any Supplemental Indenture or separate agreement with the Holders, unless such default shall have been cured or waived. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time, or both, would become, an Event of Default.

Section 1003          Certain Rights of Trustee.

Subject to the provisions of Section 1001 and to the applicable provisions of the Trust Indenture Act:

(a)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)           whenever in the administration of this Mortgage the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(d)           the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Mortgage at the request or direction of any Holder pursuant to this Mortgage, unless such Holder shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)           the Trustee shall not be charged with knowledge of any default (as defined in Section 1002) or Event of Default unless either (1) a Responsible Officer of the Trustee shall have actual knowledge of such default or Event of Default or (2) written notice of such default or Event of Default shall have been given to the Trustee by the Company or any other obligor on such First Mortgage Bonds, or by any Holder of such First Mortgage Bonds;

(i)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder;

(j)            the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Mortgage; and

(k)           the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

Section 1004          Not Responsible for Recitals or Issuance of First Mortgage Bonds.

The recitals contained herein and in the First Mortgage Bonds (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Mortgaged Property, the title of the Company to the Mortgaged Property, the security afforded by the Lien of this Mortgage, the validity or genuineness of any securities deposited with the Trustee hereunder, or the validity or sufficiency of this Mortgage or of the First Mortgage Bonds. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of First Mortgage Bonds or the proceeds thereof or any money paid to the Company hereunder.

Section 1005          May Hold First Mortgage Bonds.

Each of the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of First Mortgage Bonds and, subject to Sections 1008 and 1013, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 1006          Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.

Section 1007          Compensation, Reimbursement and Indemnity.

The Company shall

(a)           pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amounts as the Company and the Trustee shall agree in writing from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           except as otherwise expressly provided herein, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any provision of this Mortgage (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance shall have been caused by the Trustee’s own negligence, willful misconduct or bad faith; and

(c)           indemnify the Trustee for, and hold it harmless from and against, any loss, liability, claim, damage or expense reasonably incurred by it arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, liability or expense shall have been caused by its own negligence, willful misconduct or bad faith.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the First Mortgage Bonds upon the Mortgaged Property and all property and funds held or collected by the Trustee as such, other than property and funds held in trust under Section 803 (except moneys payable to the Company as provided in Section 803).

In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Mortgage, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 901(d) or Section 901(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal and State bankruptcy, insolvency or other similar law.

The Company’s obligations under this Section 1007 and the Lien referred to in this Section 1007 shall survive the resignation or removal of the Trustee, the discharge of the Company’s obligations under Article Eight of this Mortgage and/or the termination of this Mortgage.

“Trustee” for purposes of this Section 1007 shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 1008          Disqualification; Conflicting Interests.

If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act (whether or not the Company is subject thereto), it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Mortgage. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the First Mortgage Bonds of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the First Mortgage Bonds of any other series issued under this Mortgage. At any time when the Company is subject to the Trust Indenture Act, nothing herein shall prevent the Company or the Trustee from filing with the Commission an application of the type referred to in clause (ii) of paragraph (1) or in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

Section 1009          Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be

(a)           a corporation or other Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal, State or District of Columbia authority, or

(b)           if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act.

(c)           If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or other Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section and the Trust Indenture Act, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 1010          Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 1011.

(b)           The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 1011 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding First Mortgage Bonds delivered to the Trustee and the Company. If the instrument or record required by Section 105 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee may at the expense of the Company petition any court of competent jurisdiction for the appointment of a successor Trustee

(d)           If at any time:

(i)            the Trustee shall fail to comply with Section 1008 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least 6 months, or

(ii)           the Trustee shall cease to be eligible under Section 1009 or Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)          the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by Board Resolutions may remove the Trustee with respect to all First Mortgage Bonds or (y) subject to Section 914, any Holder who has been a bona fide Holder for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all First Mortgage Bonds and the appointment of a successor Trustee or Trustees.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated by clause (y) in subsection (d) of this Section), the Company, by Board Resolutions, shall promptly appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 1011. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding First Mortgage Bonds delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 1011, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 1011, any Holder who has been a bona fide Holder of a First Mortgage Bond of such series for at least 6 months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, and except with respect to a Trustee appointed by Act of the Holders of a majority in principal amount of the Outstanding First Mortgage Bonds pursuant to subsection (e) of this Section, if the Company shall have delivered to the Trustee (i) Board Resolutions appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 1011, the Trustee shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee shall be deemed to have been appointed by the Company pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 1011, all as of such date, and all other provisions of this Section and Section 1011 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

(g)           The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of First Mortgage Bonds in the manner provided in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

(h)           The Trustee, at its option, may from time to time remove the Deed of Trust Trustee and appoint a successor trustee to any Deed of Trust Trustee appointed hereunder by an instrument recorded in the counties in which this Mortgage is recorded. Without conveyance of the Mortgaged Property, the successor trustee will succeed to all the title, power and duties conferred upon the Deed of Trust Trustee herein and by applicable law.

Section 1011          Acceptance of Appointment by Successor.

(a)           In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its Lien provided for in Section 1007.

(b)           Upon request of any such successor Trustee, the Company shall execute any instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in subsection (a) of this Section.

(c)           No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 1012          Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any First Mortgage Bonds shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the First Mortgage Bonds so authenticated with the same effect as if such successor Trustee had itself authenticated such First Mortgage Bonds.

Section 1013          Preferential Collection of Claims Against Company.

If the Trustee shall be or become a creditor of the Company or any other obligor upon the First Mortgage Bonds (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor (regardless of whether the Company is subject to the Trust Indenture Act). For purposes of Section 311(b) of the Trust Indenture Act (a) the term “cash transaction” shall have the meaning provided in Rule 11b-4 under the Trust Indenture Act, and (b) the term “self-liquidating paper” shall have the meaning provided in Rule 11b-6 under the Trust Indenture Act.

Section 1014          Co-Trustee and Separate Trustees.

At any time or times, for the purpose of meeting the legal requirements of any applicable jurisdiction, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 33% in principal amount of the First Mortgage Bonds then Outstanding, the Company shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Company does not join in such appointment within 15 days after the receipt by it of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument or instruments from the Company be required by any co-trustee or separate trustee to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

(a)           the First Mortgage Bonds shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

(b)           the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(c)           the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

(d)           no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder, and the Trustee shall not be personally liable by reason of any act or omission of any such co-trustee or separate trustee; and

(e)           any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 1015          Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to the First Mortgage Bonds of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate First Mortgage Bonds of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 506, and First Mortgage Bonds so authenticated shall be entitled to the benefits of this Mortgage and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Mortgage to the authentication and delivery of First Mortgage Bonds by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation or other Person (not an individual, trust or unincorporated organization) organized and doing business under the laws of the United States of America, any State or territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation or other Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or other Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation or other Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation or other Person shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section as agreed between the Company and each such Authentication Agent.

The provisions of Sections 308, 1004 and 1005 shall be applicable to each Authenticating Agent.

If an appointment with respect to the First Mortgage Bonds of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the First Mortgage Bonds of such series or Tranche may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the First Mortgage Bonds of the series designated therein referred to in the within-mentioned Mortgage.

The Bank of New York Trust Company, N.A., Trustee,

By
As Authenticating Agent

By
Authorized Officer

If all of the First Mortgage Bonds of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating First Mortgage Bonds upon original issuance located in a Place of Payment where the Company wishes to have First Mortgage Bonds of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 103 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of First Mortgage Bonds.

Article Eleven

Holders’ Lists and Reports by Trustee and Company

Section 1101          Lists of Holders.

Semiannually, not later than June 1 and December 1 in each year, commencing December 1, 2006 and at such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Holders, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Security Registrar.

Section 1102          Reports by Trustee and Company.

To the extent the Mortgage is qualified under and subject to the Trust Indenture Act, not later than November 1 in each year, commencing with the year 2006, the Trustee shall transmit to the Holders, the Commission, if required by law, and each securities exchange upon which any First Mortgage Bonds are listed, a report, dated as of the next preceding September 15, with respect to any events and other matters described in Section 313(a) of the Trust Indenture Act, in such manner and to the extent required by the Trust Indenture Act. The Trustee shall transmit to the Holders, the Commission, if required, and each securities exchange upon which any First Mortgage Bonds are listed, and the Company shall file with the Trustee (within 30 days after filing with the Commission in the case of reports which pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee, if any) and transmit to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act if the Company is then subject thereto. The Company shall notify the Trustee of the listing of any First Mortgage Bonds on any securities exchange.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

The Company shall file with the Trustee (within 30 days after filing with the Commission in the case of reports that pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and transmit to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act if the Company is then subject thereto.

Article Twelve

Consolidation, Merger, Conveyance, or Other Transfer

Section 1201          Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person, or convey or otherwise transfer, or lease, as, or substantially as, an entirety the Mortgaged Property to any Person, unless:

(a)           the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, as or substantially as an entirety such Mortgaged Property shall be a corporation, limited liability company or other entity organized and existing under the laws of the United States, any State or Territory thereof or the District of Columbia (such entity being hereinafter sometimes called the “Successor Company”) and shall execute and deliver to the Trustee a Mortgage supplemental hereto, in form recordable and reasonably satisfactory to the Trustee, which:

(i)            in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last Stated Maturity of the First Mortgage Bonds then Outstanding, contains an express assumption by the Successor Company of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the First Mortgage Bonds then Outstanding and the performance and observance of every covenant and condition of this Mortgage to be performed or observed by the Company, and

(ii)           in the case of a consolidation, merger, conveyance or other transfer contains a grant, conveyance, transfer and mortgage by the Successor Company, of the same tenor of the Granting Clauses herein,

(A)          confirming the Lien of this Mortgage on the Mortgaged Property (as constituted immediately prior to the time such transaction became effective) and subjecting to the Lien of this Mortgage all property, real, personal and mixed, thereafter acquired by the Successor Company which shall constitute an improvement, extension or addition to the Mortgaged Property (as so constituted) or a renewal, replacement or substitution of or for any part thereof, and,

(B)           at the election of the Successor Company, subjecting to the Lien of this Mortgage such property, real, personal or mixed, in addition to the property described in subclause (A) above, then owned or thereafter acquired by the Successor Company as the Successor Company shall, in its sole discretion, specify or describe therein, and the Lien confirmed or created by such grant, conveyance, transfer and mortgage shall have force, effect and standing similar to those which the Lien of this Mortgage would have had if the Company had not been a party to such consolidation, merger, conveyance or other transfer and had itself, after the time such transaction became effective, purchased, constructed or otherwise acquired the property subject to such grant, conveyance, transfer and mortgage;

(b)           in the case of a lease, such lease shall be made expressly subject to termination at any time during the continuance of an Event of Default, by (i) the Company or the Trustee and (ii) the purchaser of the property so leased at any sale thereof hereunder, whether such sale be made under the power of sale hereby conferred or pursuant to judicial proceedings;

(c)           the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each of which shall state that such consolidation, merger, conveyance or other transfer or lease, and such supplemental Mortgage, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(d)           immediately after giving effect to such transaction (and treating any Debt that becomes an obligation of the Successor Company as a result of such transaction as having been incurred by the Successor Company at the time of such transaction), no Event of Default shall have occurred and be continuing.

As used in this Article and in Section 1609(d), the terms “improvement”, “extension” and “addition” shall be limited to (a) with respect to real property subject to the Lien of this Mortgage, any item of personal property which has been so affixed or attached to such real property as to be regarded a part of such real property under applicable law and (b) with respect to personal property subject to the Lien of this Mortgage, any improvement, extension or addition to such personal property which (i) is made to maintain, renew, repair or improve the function of such personal property and (ii) is physically installed in or affixed to such personal property.

Section 1202          Successor Company Substituted.

Upon any consolidation or merger or any conveyance or other transfer of, as or substantially as an entirety the Mortgaged Property in accordance with Section 1201, the

Successor Company shall succeed to, and be substituted for, and may exercise every power and right of, the Company under this Mortgage with the same effect as if such Successor Company had been named as the “Company” herein. Without limiting the generality of the foregoing:

(a)           all property of the Successor Company then subject to the Lien of this Mortgage, of the character described in Section 102, shall constitute Property Additions;

(b)           the Successor Company may execute and deliver to the Trustee, and thereupon the Trustee shall, subject to the provisions of Article Four, authenticate and deliver, First Mortgage Bonds meeting the requirements of Article Four; and

(c)           the Successor Company may, subject to the applicable provisions of this Mortgage, use Property Additions for any other purpose under the Mortgage.

All First Mortgage Bonds so executed by the Successor Company, and authenticated and delivered by the Trustee, shall in all respects be entitled to the benefit of the Lien of this Mortgage equally and ratably with all First Mortgage Bonds executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective.

Section 1203          Extent of Lien Hereof on Property of Successor Company.

Unless, in the case of a consolidation, merger, conveyance or other transfer contemplated by Section 1201, the Mortgage supplemental hereto contemplated in Section 1201 or in Article Thirteen expressly provides otherwise, neither this Mortgage nor such supplemental Mortgage shall become or be, or be required to become or be, a Lien upon any of the properties:

(a)           owned by the Successor Company or any other party to such transaction (other than the Company) immediately prior to the time of effectiveness of such transaction or

(b)           acquired by the Successor Company at or after the time of effectiveness of such transaction, except, in either case, properties acquired from the Company in or as a result of such transaction and improvements, extensions and additions to such properties and renewals, replacements and substitutions of or for any part or parts thereof.

Section 1204          Release of Company Upon Conveyance or Other Transfer.

In the case of a conveyance or other transfer to any Person or Persons as contemplated in Section 1201, upon the satisfaction of all the conditions specified in Section 1201 the Company (such term being used in this Section without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Mortgage and on and under all First Mortgage Bonds then Outstanding (unless the Company shall have delivered to the Trustee an instrument in which it shall waive such release and discharge) and, upon request by the Company, the Trustee shall acknowledge in writing that the Company has been so released and discharged.

Section 1205          Merger into Company; Extent of Lien Hereof.

(a)           Nothing in this Mortgage shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting corporation or any conveyance or other transfer, or lease, of any part of the Mortgaged Property which does not constitute the entirety or substantially the entirety of the Mortgaged Property.

(b)           Unless, in the case of a consolidation or merger described in subsection (a) of this Section, a Supplemental Indenture hereto shall otherwise provide, this Mortgage shall not become or be, or be required to become or be, a Lien upon any of the properties acquired by the Company in or as a result of such transaction or any improvements, extensions or additions to such properties or any renewals, replacements or substitutions of or for any part or parts thereof.

Section 1206          Transfer of Less Than Substantially all the Mortgaged Property.

This Article is not intended to limit the Company’s conveyances, transfers or leases of less than the entirety or substantially the entirety of the Mortgaged Property.

Article Thirteen

Supplemental Mortgages

Section 1301          Supplemental Mortgages Without Consent of Holders.

Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more Mortgages supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)           to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the First Mortgage Bonds all as provided in Article Twelve; or

(b)           to add one or more covenants of the Company or other provisions for the benefit of the Holders of all or any series of First Mortgage Bonds, or any Tranche thereof, or to surrender any right or power herein conferred upon the Company (and if such covenants are to be for the benefit of less than all series of First Mortgage Bonds, stating that such covenants are expressly being included solely for the benefit of such series, or any Tranche thereof); or

(c)           to add any additional Events of Default with respect to all or any series of First Mortgage Bonds Outstanding hereunder (and if such additional Events of Default are to be for the benefit of less than all series of First Mortgage Bonds, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or

(d)           to change or eliminate any provision of this Mortgage or to add any new provision to this Mortgage; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of First Mortgage Bonds of any series or Tranche Outstanding on the date of such supplemental Mortgage in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only pursuant to the provisions of Section 1302 hereof or when no First Mortgage Bond of such series or Tranche remains Outstanding; or

(e)           to provide additional collateral security for the First Mortgage Bonds of any series; or

(f)            to establish the form or terms of First Mortgage Bonds of any series or Tranche as contemplated by Sections 201 and 301; or

(g)           to evidence and provide for the acceptance of appointment hereunder by a separate or successor Trustee with respect to the First Mortgage Bonds of one or more series and to add to or change any of the provisions of this Mortgage as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 1011(b); or

(h)           to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all, or any series or Tranche of, the First Mortgage Bonds; or

(i)            to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of First Mortgage Bonds, or any Tranche thereof, shall be payable, (2) all or any series of First Mortgage Bonds, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of First Mortgage Bonds, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of First Mortgage Bonds, or any Tranche thereof, and this Mortgage may be served; or

(j)            to amend and restate this Mortgage, as originally executed and delivered and as it may have been subsequently amended, in its entirety, but with such additions, deletions and other changes as shall not adversely affect the interests of the Holders of the First Mortgage Bonds in any material respect; or

(k)           to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other changes to the provisions hereof or to add other provisions with respect to matters or questions arising under this Mortgage, provided that such other changes or additions shall not adversely affect the interests of the Holders of First Mortgage Bonds of any series or Tranche in any material respect.

Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the date the Company becomes subject thereto or at any time thereafter shall be amended and

(x)            if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Mortgage shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an Mortgage supplemental hereto to evidence such amendment hereof; or

(y)           if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, at the date hereof or at any time thereafter, are required by the Trust Indenture Act to be contained herein or are contained herein to reflect any provision of the Trust Indenture Act as in effect at such date, this Mortgage shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an Mortgage supplemental hereto to effect such changes or elimination or evidence such amendment.

Section 1302          Supplemental Mortgages with Consent of Holders.

Subject to the provisions of Section 1301, with the consent of the Holders of not less than a majority in aggregate principal amount of the First Mortgage Bonds of all series then Outstanding under this Mortgage, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into a Mortgage or Mortgages supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Mortgage or modifying in any manner the rights of the Holders of First Mortgage Bonds of any series under this Mortgage; provided, that if there shall be First Mortgage Bonds of more than one series Outstanding hereunder and if a proposed Mortgage supplemental hereto shall directly affect the rights of the Holders of First Mortgage Bonds of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the Outstanding First Mortgage Bonds of all series so directly affected, considered as one class, shall be required; and provided, further, that if the First Mortgage Bonds of any series shall have been issued in more than one Tranche and if the proposed supplemental Mortgage shall directly affect the rights of the Holders of First Mortgage Bonds of one or more, but less than all, of such Tranches, then the consent only of the Holders of not less than a majority in aggregate principal amount of the Outstanding First Mortgage Bonds of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental Mortgage shall, without the consent of the Holder of each Outstanding First Mortgage Bond of each series or Tranche so directly affected,

(a)           change the Stated Maturity of the principal of, or any installment of principal of or interest on, any First Mortgage Bond (other than pursuant to the terms thereof), or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount First Mortgage Bond that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 902, or change the coin or currency (or other property), in which any First Mortgage Bond or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(b)           except as contemplated by Section 1601, deprive such Holder of the benefit of the security of the Lien of this Mortgage;

(c)           reduce the percentage in principal amount of the Outstanding First Mortgage Bonds of any series or any Tranche thereof, the consent of the Holders of which is required for any such supplemental Mortgage, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Mortgage or of any default hereunder and its consequences, or reduce the requirements of Section 1404 for quorum or voting; or

(d)           modify any of the provisions of this Section or Section 913 with respect to the First Mortgage Bonds of any series, or any Tranche thereof, except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Mortgage cannot be modified or waived without the consent of the Holder of each Outstanding First Mortgage Bond affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 1011(b), 1014 and 1301(g).

A supplemental Mortgage which (x) changes or eliminates any covenant or other provision of this Mortgage which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, First Mortgage Bonds of one or more particular series, or one or more Tranches thereof, or (y) modifies the rights of the Holders of First Mortgage Bonds of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Mortgage of the Holders of First Mortgage Bonds of any other series or Tranche.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental Mortgage, but it shall be sufficient if such Act shall approve the substance thereof.

Section 1303          Execution of Supplemental Mortgages.

In executing, or accepting the additional trusts created by, any supplemental Mortgage permitted by this Article or the modifications thereby of the trusts created by this Mortgage, the Trustee shall be provided with, and (subject to Section 1001) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental Mortgage is authorized or permitted by this Mortgage and containing the statements required by Section 103. The Trustee may, but shall not be obligated to, enter into any such supplemental Mortgage which adversely affects the Trustee’s own rights, duties, immunities or liabilities under this Mortgage or otherwise.

Section 1304          Effect of Supplemental Mortgages.

Upon the execution of any supplemental Mortgage under this Article this Mortgage shall be modified in accordance therewith, and such supplemental Mortgage shall form a part of this Mortgage for all purposes; and every Holder of First Mortgage Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental Mortgage permitted by this Article may restate this Mortgage in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Mortgage as theretofore in effect for all purposes.

Section 1305          Conformity with Trust Indenture Act.

Every supplemental Mortgage executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect if the Company is then subject thereto.

Section 1306          Reference in First Mortgage Bonds to Supplemental Mortgages.

First Mortgage Bonds of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental Mortgage pursuant to this Article may bear a notation as to any matter provided for in such supplemental Mortgage. If the Company shall so determine, new First Mortgage Bonds of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Company, to any such supplemental Mortgage may be prepared and executed by the Company, and authenticated and delivered by the Trustee in exchange for Outstanding First Mortgage Bonds of such series or Tranche.

Section 1307          Modification Without Supplemental Mortgage.

To the extent, if any, that the terms of any particular series of First Mortgage Bonds shall have been established in or pursuant to a Board Resolution or an Officers’ Certificate pursuant to a supplemental Mortgage or Board Resolution as contemplated by Section 301, and not in a Mortgage supplemental hereto, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Board Resolution or Officers’ Certificate pursuant to a Board Resolution or a supplemental Mortgage and complying with the requirements of Section 104, as the case may be, delivered to, and accepted by, the Trustee in writing; provided, however, that such supplemental Board Resolution or Officers’ Certificate shall not otherwise be effective unless all conditions set forth in this Mortgage which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental Mortgage shall have been appropriately satisfied. Upon the written acceptance thereof by the Trustee, any such supplemental Board Resolution or Officers’ Certificate shall be deemed to be effective and constitute part of the Mortgage and a supplemental Mortgage hereunder, including for purposes of Section 1613. Such acceptance shall be conveyed by a written instrument signed by a Responsible Officer of the Trustee.

Article Fourteen

Meetings of Holders; Action Without Meeting

Section 1401          Purposes For Which Meetings May Be Called.

A meeting of Holders of First Mortgage Bonds of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Mortgage to be made, given or taken by Holders of First Mortgage Bonds of such series or Tranches.

Section 1402          Call, Notice and Place of Meetings.

(a)           The Trustee may at any time call a meeting of Holders of First Mortgage Bonds of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 1401, to be held at such time and at such place as the Trustee shall determine with the approval of the Company, with such approval not to be unreasonably withheld. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 107, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)           If the Trustee shall have been requested to call a meeting of the Holders of First Mortgage Bonds of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of 33% in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 1302, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of First Mortgage Bonds of such series and Tranches in the amount above specified, as the case may be, may determine the time and the place in the city in which the Corporate Trust Office is located, or in such other place as shall be determined or approved by the Company, with such approval not to be unreasonably withheld, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

(c)           Any meeting of Holders of First Mortgage Bonds of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding First Mortgage Bonds of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding First Mortgage Bonds of such series, or any Tranche or Tranches thereof or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

Section 1403          Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of First Mortgage Bonds of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding First Mortgage Bonds of such series or Tranches, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding First Mortgage Bonds of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of First Mortgage Bonds of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 1404          Quorum; Action.

The Persons entitled to vote a majority in aggregate principal amount of the Outstanding First Mortgage Bonds of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of First Mortgage Bonds of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Mortgage expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding First Mortgage Bonds of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding First Mortgage Bonds of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of First Mortgage Bonds of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 1405(e), notice of the reconvening of any meeting adjourned for more than 30 days shall be given as provided in Section 1402(a) not less than ten days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding First Mortgage Bonds of such series and Tranches which shall constitute a quorum.

Except as limited by Section 1302, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding First Mortgage Bonds of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Mortgage expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding First Mortgage Bonds of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding First Mortgage Bonds of such series and Tranches, considered as one class.

Any resolution passed or decision taken at any meeting of Holders of First Mortgage Bonds duly held in accordance with this Section shall be binding on all the Holders of First Mortgage Bonds of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

Section 1405          Attendance at Meetings; Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)           Attendance at meetings of Holders of First Mortgage Bonds may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the First Mortgage Bonds with respect to which it was given unless and until specifically revoked by the Holder or future Holder of such First Mortgage Bonds before being voted.

(b)           Notwithstanding any other provisions of this Mortgage, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of First Mortgage Bonds in regard to proof of the holding of such First Mortgage Bonds and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of First Mortgage Bonds shall be proved in the manner specified in Section 105 and the appointment of any proxy shall be proved in the manner specified in Section 105. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 105 or other proof.

(c)           The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1402(b), in which case the Company or the Holders of First Mortgage Bonds of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding First Mortgage Bonds of all series and Tranches represented in person or by proxy at the meeting, considered as one class.

(d)           At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of First Mortgage Bonds held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any First Mortgage Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a First Mortgage Bond or proxy.

(e)           Any meeting duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding First Mortgage Bonds of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

Section 1406          Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding First Mortgage Bonds, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record, in duplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1402 and, if applicable, Section 1404. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 1407          Action Without Meeting.

In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by one or more written instruments as provided in Section 105.

Article Fifteen

Immunity of Incorporators, Shareholders, Officers and Directors

Section 1501          Liability Solely Corporate.

No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any First Mortgage Bonds or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Mortgage, against any incorporator, shareholder, member, limited partner, officer, manager, director or employee, as such, past, present or future of the Company or of any predecessor or successor of the Company (either directly or through the Company or a predecessor or successor of the Company), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Mortgage and all the First Mortgage Bonds are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, member, limited partner, officer, manager, director or employee, past, present or future, of the Company or of any predecessor or successor of the Company, either directly or indirectly through the Company or any predecessor or successor of the Company, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Mortgage or in any of the First Mortgage Bonds or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of this Mortgage and the issuance of the First Mortgage Bonds.

Article Sixteen

Possession, Use and Release of Mortgaged Property

Section 1601          Quiet Enjoyment.

Unless one or more Events of Default shall have occurred and be continuing, the Company shall be permitted to (i) possess, lease (subject to the provisions hereof), use and enjoy the Mortgaged Property (except, to the extent not herein otherwise provided, such cash and securities as are expressly required to be deposited with the Trustee); (ii) receive and use all tolls, rents, revenues, earnings, interest, dividends, royalties, issues, income and profits thereof; (iii) purchase, transmit, distribute, store, sell and otherwise deal with and use gas, water, gas appliances and other products; (iv) use and consume stock in trade, materials and supplies; (v) deal with choses in action (other than pledged securities), leases and contracts and exercise, release or amend the rights and powers conferred upon it thereby; and (vi) alter, repair, maintain, replace, reconstruct, relocate, remove and operate any of its buildings, plants, stations, structures, transmission and distribution, pipe lines, pumps, conduits, mains, machinery, equipment, tools, dams, reservoirs and other real property and tangible personal property, except that none of such real property or tangible personal property may be relocated or removed so as to impair the lien of this Mortgage thereon unless such property is sold, abandoned or otherwise disposed of as permitted by Section 1602 or released by the Trustee.

Section 1602          Dispositions Without Release.

Unless an Event of Default shall have occurred and be continuing, the Company may at any time and from time to time, without any release or consent by, or report to, the Trustee:

(a)           Sell or otherwise dispose of, free from the Lien of this Mortgage, any machinery, equipment, apparatus, pipe lines, cables, conduits, ducts, conductors, meters, regulators, holders, tanks, retorts, purifiers, odorizers, compressors, valves, pumps, mains, pipes, service pipes, fittings, connections, services, tools, implements, or any other fixtures or personalty, then subject to the Lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company;

(b)           Cancel or make changes or alterations in or substitutions for any and all easements, servitudes, rights-of-way and similar rights and/or interests;

(c)           Abandon any property, if in the opinion of the Company (i) the abandonment of such property is desirable in the proper conduct of the business and in the operation of the properties of the Company or is otherwise in the best interests of the Company, and (ii) the value and utility generally of all Mortgaged Property as an entirety and the security for the bonds will not thereby be impaired;

(d)           Sell, surrender, release, abandon or otherwise dispose of, either with or without consideration (provided any consideration received by the Company shall, subject to the provisions of Section 1603, be paid over to the Trustee to be held by it as part of the Mortgaged Property), any easements, rights-of-way, leases, licenses, authority or permits over private property for conduits, pumps, pipe lines or mains, if such conduits, pumps, pipe lines or mains have theretofore been sold by the Company or removed by the Company to other property or taken by any municipality or other governmental subdivision by the exercise of a power of eminent domain or similar right or power, and if in the opinion of the Company the value and utility generally of all Mortgaged Property as an entirety and the security for the bonds will not thereby be impaired;

(e)           Grant, free from the lien of this Mortgage, either with or without consideration, easements, rights-of-way, leases, licenses, authority or permits, for fixed periods of time or in perpetuity, over or with respect to any of the real property constituting part of the Mortgaged Property, if in the opinion of the Company (i) the granting of such easements, rights-of-way, leases, licenses, authority or permits does not substantially impair the continued use and enjoyment by the Company of the real property over or in respect of which such easements, rights-of-way, leases, licenses, authority or permits are granted for the purpose for which such property is used by the Company, and (ii) the value and utility generally of all Mortgaged Property as an entirety and as the security for the First Mortgage Bonds will not thereby be impaired; and

(f)            Upon any such sale, transfer or other disposition of Mortgaged Property pursuant to this Section 1602, the lien on such Mortgaged Property hereunder shall automatically terminate and the Trustee shall, if requested to do so by the Company, execute an instrument or instruments acknowledging such termination.

Section 1603          Release of Mortgaged Property.

Unless an Event of Default shall have occurred and be continuing, the Company may obtain the release of any part of the Mortgaged Property, or any interest therein, other than cash held by the Trustee, and the Trustee shall release all its right, title and interest in and to the same from the Lien hereof, upon receipt by the Trustee of:

(a)           A Company Order requesting the release of such property and transmitting therewith a form of instrument or instruments to effect such release;

(b)           An Officers’ Certificate stating that, to the knowledge of the signers, no Event of Default has occurred and is continuing;

(c)           An Experts’ Certificate made and dated not more than 90 days prior to the first day of the month in which such Company Order is delivered to the Trustee:

(i)            Describing the property to be released;

(ii)           Stating the Fair Value, in the judgment of the signers, of the property to be released;

(iii)          Stating the Cost of the property to be released (or, if the Fair Value to the Company of such property at the time such property was first included in an Experts’ Certificate was less than the Cost thereof, then such Fair Value, in lieu of Cost);

(iv)          Stating that, in the judgment of the signers, such release will not impair the security under this Mortgage in contravention of the provisions hereof;

(v)           Stating the aggregate principal amount of First Mortgage Bonds and Prior Lien Debt Outstanding on the date of such Experts’ Certificate; and

(vi)          Stating that, after giving effect to the transactions contemplated thereby, including payment, from the proceeds thereof, of any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released, the Company would be permitted by the provisions of Section 402(a) to have authenticated and delivered at least $1.00 of additional First Mortgage Bonds;

(d)           The amount in cash, if any, then required to be deposited with the Trustee in order to permit the Company to meet the requirement of clause (c)(vi) above; and

(e)           An Opinion of Counsel to the effect that:

(i)            this Mortgage constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will constitute, a direct first mortgage lien, subject only to Permitted Liens, upon the interest of the Company in the Property Additions; and

(ii)           the Company has corporate authority to operate such Property Additions.

Any cash deposited with the Trustee pursuant to the provisions of this Section 1603 shall be held as part of the Mortgaged Property and shall be withdrawn, released, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 1606.

Section 1604          Preservation of Lien.

The Company shall maintain and preserve the Lien of this Mortgage so long as any First Mortgage Bonds shall remain Outstanding, subject, however, to the provisions this Article Sixteen.

Section 1605          Release of Minor Properties.

Notwithstanding the provisions of Section 1603, unless an Event of Default shall have occurred and be continuing, the Company may obtain the release from the Lien hereof of any part of the Mortgaged Property, or any interest therein, and the Trustee shall whenever from time to time requested by the Company in a Company Order transmitting therewith a form of instrument or instruments to effect such release, and without requiring compliance with any of the provisions of Section 1603, release from the Lien hereof all the right, title and interest of the Trustee in and to the same provided that the lesser of the aggregate Cost or the aggregate Fair Value of the property to be so released on any date in a given calendar year, together with all other property theretofore released pursuant to this Section 1605 in such calendar year, shall not exceed the greater of (i) 1 1/2% of the sum of the aggregate principal amount of all First Mortgage Bonds then Outstanding and (ii) $1,000,000. Prior to the granting of any such release, there shall be delivered to the Trustee (x) an Officers’ Certificate stating that, to the knowledge of the signers, no Event of Default has occurred and is continuing and that such release is authorized pursuant to this Section 1605 and (y) an Experts’ Certificate stating, in the judgment of the signers, the Fair Value of the property to be released, the aggregate Fair Value of all other property theretofore released pursuant to this Section in such calendar year, and that, in the judgment of the signers, the release thereof will not impair the security under this Mortgage in contravention of the provisions hereof.

Section 1606          Withdrawal or Other Application of Cash.

Except as hereafter in this Section provided, unless an Event of Default shall have occurred and be continuing, any Available Cash held by the Trustee, and any other cash which is required to be withdrawn, used or applied as provided in this Section,

(a)           may be withdrawn from time to time by the Company upon receipt by the Trustee of:  (i) a Company Order requesting the withdrawal, use or application of such cash and transmitting appropriate instructions, (ii) an Officers’ Certificate stating that, to the knowledge of the signer, no Event of Default has occurred and is continuing; (iii) an Experts’ Certificate made and dated not more than 90 days prior to the first day of the month in which such Company Order is delivered to the Trustee stating the aggregate principal amount of First Mortgage Bonds and Prior Lien Debt Outstanding on the date of such Experts’ Certificate, and stating that, after giving effect to the transactions contemplated thereby, (A) the Company would be permitted by the provisions of Section 402(b) to have authenticated and delivered at least $1.00 of additional First Mortgage Bonds or, (B) if the Company cannot meet this requirement, stating the lesser amount of such cash which could be so withdrawn, used or applied by the Company and still enable the Company to meet the requirements of subsection (A) of this clause (a) of Section 1606, which lesser amount may be so withdrawn; and (iv) an Opinion of Counsel to the effect that:  (1)  this Mortgage constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will constitute, a direct first mortgage lien, subject only to Permitted Liens, upon the interest of the Company in the Property Additions; and (2) the Company has corporate authority to operate such Property Additions.

(b)           may, upon the request of the Company, be used by the Trustee for the purchase of First Mortgage Bonds in the manner, at the time or times, in the amount or amounts, at the price or prices and otherwise as directed or approved by the Company, all subject to the limitations hereafter in this Section set forth; or

(c)           may, upon the request of the Company, be applied by the Trustee to the payment (or provision therefor pursuant to Article Eight) at Stated Maturity of any First Mortgage Bonds or to the redemption (or similar provision therefor) of any First Mortgage Bonds which are, by their terms, redeemable, in each case of such series as may be designated by the Company, any such redemption to be in the manner and as provided in Article Five, all subject to the limitations hereafter in this Section set forth.

Notwithstanding the generality of clauses (b) and (c) above, no cash to be applied pursuant to such clauses shall be applied to the payment of an amount in excess of the principal amount of any First Mortgage Bonds to be purchased, paid or redeemed except to the extent that the aggregate principal amount of all First Mortgage Bonds theretofore, and of all First Mortgage Bonds then to be, purchased, paid or redeemed pursuant to such clauses is not less than the aggregate cost for principal of, premium, if any, and accrued interest, if any, on and brokerage commissions, if any, with respect to, such First Mortgage Bonds.

Section 1607          Release of Property Taken by Eminent Domain, Etc.

Should any of the Mortgaged Property, or any interest therein, be taken by exercise of the power of eminent domain or be sold to an entity possessing the power of eminent domain in lieu of its exercise of the same, and should the Company elect not to obtain the release of such property pursuant to other provisions of this Article, the Trustee shall, upon request of the Company evidenced by a Company Order transmitting therewith a form of instrument or instruments to effect such release, release from the Lien hereof all its right, title and interest in and to the property so taken or sold (or with respect to an interest in property, subordinate the Lien hereof to such interest), upon receiving (a) an Opinion of Counsel to the effect that such property has been taken by exercise of the power of eminent domain or has been sold to an entity possessing the power of eminent domain under threat of an exercise of such power, (b) an Officers’ Certificate stating the amount of net proceeds received or to be received for such property so taken or sold, and the amount so stated shall be deemed to be the Fair Value of such property for the purpose of any notice to the Holders of First Mortgage Bonds, (c) an Experts’ Certificate stating the Cost thereof (or, if the Fair Value to the Company of such portion of such property at the time the same was first included in an Experts’ Certificate was less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost) and (d) a deposit by the Company of an amount in cash equal to the Cost or Fair Value stated in the Experts’ Certificate delivered pursuant to clause (c) above; provided, however, that the amount required to be so deposited shall not exceed the portion of the net proceeds received or to be received for such property so taken or sold which is allocable on a pro-rata or other reasonable basis to such property. Any cash deposited with the Trustee under this Section may, contemporaneously or thereafter, be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 1606.

Section 1608          Disclaimer or Quitclaim.

In case the Company has sold, exchanged, dedicated or otherwise disposed of, or has agreed or intends to sell, exchange, dedicate or otherwise dispose of, or a Governmental Authority has ordered the Company to divest itself of, any Excepted Property or any other property not subject to the Lien hereof, or the Company desires to disclaim or quitclaim title to property to which the Company does not purport to have title, the Trustee shall, from time to time, disclaim or quitclaim such property upon receipt by the Trustee of the following:

(a)           A Company Order requesting such disclaimer or quitclaim and transmitting therewith a form of instrument to effect such disclaimer or quitclaim;

(b)           An Officers’ Certificate describing the property to be disclaimed or quitclaimed; and

(c)           An Opinion of Counsel stating the signer’s opinion that such property is not subject to the Lien hereof or required to be subject thereto by any of the provisions hereof and complying with the requirements of Section 103 of this Mortgage.

Section 1609          Miscellaneous.

(a)           The Experts’ Certificate as to the Fair Value of property to be released from the Lien of this Mortgage in accordance with any provision of this Article, and as to the nonimpairment, by reason of such release, of the security under this Mortgage in contravention of the provisions hereof, shall be made by an Independent Expert if the Fair Value of such property and of all other property released since the commencement of the then current calendar year, as set forth in the certificates required by this Mortgage, is 10% or more of the aggregate principal amount of all First Mortgage Bonds then Outstanding; but such Experts’ Certificate shall not be required to be made by an Independent Expert in the case of any release of property if the Fair Value thereof, as set forth in the certificates required by this Mortgage, is less than $25,000 or less than 1% of the aggregate principal amount of all First Mortgage Bonds then Outstanding. To the extent that the Fair Value of any property to be released from the Lien of this Mortgage shall be stated in an Independent Experts’ Certificate, such Fair Value shall not be required to be stated in any other Experts’ Certificate delivered in connection with such release.

(b)           No release of property from the Lien of this Mortgage effected in accordance with the provisions, and in compliance with the conditions, set forth in this Article and in Sections 103 and 104 shall be deemed to impair the security of this Mortgage in contravention of any provision hereof.

(c)           If the Mortgaged Property shall be in the possession of a receiver or trustee, lawfully appointed, the powers hereinbefore conferred upon the Company with respect to the release of any part of the Mortgaged Property or any interest therein or the withdrawal of cash may be exercised, with the approval of the Trustee, by such receiver or trustee, notwithstanding that an Event of Default may have occurred and be continuing, and any request, certificate, appointment or approval made or signed by such receiver or trustee for such purposes shall be as effective as if made by the Company or any of its officers or appointees in the manner herein provided; and if the Trustee shall be in possession of the Mortgaged Property under any provision of this Mortgage, then such powers may be exercised by the Trustee in its discretion notwithstanding that an Event of Default may have occurred and be continuing.

(d)           If the Company shall retain any interest in any property released from the Lien of this Mortgage as provided in Section 1603 or 1605, this Mortgage shall not become or be, or be required to become or be, a Lien upon such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof unless the Company shall execute and deliver to the Trustee an Mortgage supplemental hereto, in recordable form, containing a grant, conveyance, transfer and mortgage thereof. As used in this subsection, the terms “improvements”, “extensions” and “additions” shall be limited as set forth in Section 1201.

(e)           No purchaser or grantee of property purporting to have been released hereunder shall be bound to ascertain the authority of the Trustee to execute the instrument or instruments of release, or to inquire as to any facts required by the provisions hereof for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article to be sold, granted, exchanged, dedicated or otherwise disposed of, be under obligation to ascertain or inquire into the authority of the Company to make any such sale, grant, exchange, dedication or other disposition.

Section 1610          Maintenance of Properties.

The Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) the Mortgaged Property, considered as a whole, to be maintained and kept in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made such repairs, renewals, replacements, betterments and improvements thereof, as, in the judgment of the Company, may be necessary in order that the operation of the Mortgaged Property, considered as a whole, may be conducted in accordance with common industry practice; provided, however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any portion of the Mortgaged Property if such discontinuance is in the judgment of the Company desirable in the conduct of its business; and provided, further, that nothing in this Section shall prevent the Company from selling, transferring or otherwise disposing of, or causing the sale, transfer or other disposition of, any portion of the Mortgaged Property in compliance with the other Articles of this Mortgage.

Section 1611          Payment of Taxes; Discharge of Liens.

The Company shall pay all taxes and assessments and other governmental charges lawfully levied or assessed upon the Mortgaged Property, or upon any part thereof, or upon the interest of the Trustee in the Mortgaged Property, before the same shall become delinquent, and shall observe and conform in all material respects to all valid requirements of any Governmental Authority relative to the Mortgaged Property and all covenants, terms and conditions upon or under which any of the Mortgaged Property is held; and the Company shall not cause or voluntarily suffer any Lien to be created upon the Mortgaged Property, or any part thereof, prior to the Lien hereof, other than (a) Permitted Liens, and (b) in the case of property hereafter acquired, Purchase Money Liens and any other Liens existing or placed thereon at the time of the acquisition thereof; provided, however, that nothing in this Section contained shall require the Company (i) to observe or conform to any requirement of Governmental Authority or to cause to be paid or discharged, or to make provision for, any such Lien, or to pay any such tax, assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate legal proceedings or the security for the First Mortgage Bonds will not thereby be impaired, (ii) to pay, discharge or make provisions for any tax, assessment or other governmental charge, the validity of which shall not be so contested if adequate security for the payment of such tax, assessment or other governmental charge and for any penalties or interest which may reasonably be anticipated from failure to pay the same shall be given to the Trustee or (iii) to pay, discharge or make provisions for any Liens existing on the Mortgaged Property at the date hereof; and provided, further, that nothing in this Section shall prohibit the issuance or other incurrence of additional indebtedness, or the refunding of outstanding indebtedness, secured by any Lien prior to the Lien hereof which is permitted under this Section to continue to exist.

Section 1612          Insurance.

(a)           The Company shall (i) keep or cause to be kept all the property subject to the Lien of this Mortgage insured against loss by fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, the proceeds of such insurance (except as to any particular loss less than the greater of (A) $5,000,000 and (B) 3% of the aggregate principal amount of all First Mortgage Bonds Outstanding on the date of such particular loss and, if such insurance also covers any Excepted Property, except as to any loss of such Excepted Property)  to be made payable, subject to applicable law, to the Trustee as the interest of the Trustee may appear, or to the trustee or other holder of any other Lien prior hereto upon property subject to the Lien hereof, if the terms thereof require such payment or (ii) in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or properties on which an equal primary fire insurance rate has been set by reputable insurance companies; and if the Company shall adopt such other method or plan of protection, it shall, subject to applicable law (and except as to any particular loss less than the greater of (x) $5,000,000 and (y) 3% of the aggregate principal amount of all First Mortgage Bonds Outstanding on the date of such particular loss and, if such other method or plan of protection also covers any Excepted Property, except as to any loss of such Excepted Property) pay to the Trustee on account of any loss covered by such method or plan an amount in cash equal to the amount of such loss less any amounts otherwise paid to the Trustee in respect of such loss or to the trustee or other holder of any other Lien prior hereto upon property subject to the Lien hereof in respect of such loss if the terms thereof require such payment. Any cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Mortgage be deemed to be proceeds of insurance. In case of the adoption of such other method or plan of protection, the Company shall furnish to the Trustee a certificate of an actuary or other qualified person appointed by the Company with respect to the adequacy of such method or plan.

Anything herein to the contrary notwithstanding, the Company may have fire insurance policies with (i) a deductible provision in a dollar amount per occurrence not exceeding the greater of (a) $5,000,000 and (b) 3% of the aggregate principal amount of all First Mortgage Bonds Outstanding on the date such policy goes into effect, and/or (ii) co-insurance or self insurance provisions with a dollar amount per occurrence not exceeding 30% of the loss proceeds otherwise payable; provided, however, that the dollar amount described in clause (i) above may be exceeded to the extent such dollar amount per occurrence is below the deductible amount in effect as to fire insurance (x) on property of similar character insured by companies similarly situated and operating like property or (y) on property as to which an equal primary fire insurance rate has been set by reputable insurance companies.

(b)           All moneys paid to the Trustee by the Company in accordance with this Section or received by the Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to Mortgaged Property, shall, subject to the requirements of any Lien prior hereto upon property subject to the Lien hereof, be held by the Trustee and, subject as aforesaid, shall be paid by it to the Company to reimburse the Company for an equal amount expended or committed for expenditure in the rebuilding, renewal and/or replacement of or substitution for the property destroyed or damaged, upon receipt by the Trustee of:

(i)            A Company Request requesting such payment,

(ii)           An Experts’ Certificate:

(A)          Describing the property so damaged or destroyed;

(B)           Stating the Cost of such property (or, if the Fair Value to the Company of such property was first included in an Experts’ Certificate was less than the Cost thereof, then such Fair Value, as so certified, in lieu of Cost) or, if such damage or destruction shall have affected only a portion of such property, stating the allocable portion of such Cost or Fair Value;

(C)           Stating the amounts so expended or committed for expenditure in the rebuilding, renewal, replacement of and/or substitution for such property; and

(D)          Stating the Fair Value to the Company of such property as rebuilt or renewed or as to be rebuilt or renewed and/or of the replacement or substituted property, and if

(I)            Within 6 months prior to the date of acquisition thereof by the Company, such property has been used or operated, by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and

(II)           The Fair Value to the Company of such property as set forth in such Experts’ Certificate is not less than $25,000 and not less than 1% of the aggregate principal amount of all First Mortgage Bonds then Outstanding, the Expert making the statement required by this clause (D) shall be an Independent Expert, and

(iii)          an Opinion of Counsel stating that, in the opinion of the signer, the property so rebuilt or renewed or to be rebuilt or renewed, and/or the replacement property, is or will be subject to the Lien hereof.

Any such moneys not so applied within 36 months after its receipt by the Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding, renewal, replacement or substitution then in progress and uncompleted shall not have been given to the Trustee by the Company within such 36 months, or which the Company shall at any time notify the Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section

1606; provided, however, that if the amount of such moneys shall exceed the amount stated pursuant to clause (B) in the Experts’ Certificate referred to above, the amount of such excess shall not be subject to Section 1606 and shall be remitted to or upon the order of the Company upon the withdrawal, use or application of the balance of such moneys pursuant to Section 1606.

(c)           Whenever under the provisions of this Section the Company is required to deliver moneys to the Trustee and at the same time shall have satisfied the conditions set forth herein for payment of moneys by the Trustee to the Company, there shall be paid to or retained by the Trustee or paid to the Company, as the case may be, only the net amount.

Section 1613          Recording, Filing, Etc.

The Company shall cause this Mortgage and all Mortgages and instruments supplemental hereto (or notices, memoranda or financing statements as may be recorded or filed to place third parties on notice thereof) to be promptly recorded and filed and re-recorded and re-filed in such manner and in such places, as may be required by law in order fully to preserve and protect the security of the Holders of the First Mortgage Bonds and all rights of the Trustee, and shall furnish to the Trustee:

(a)           Promptly after the execution and delivery of this Mortgage and of each Supplemental Indenture, an Opinion of Counsel either stating that in the opinion of such counsel this Mortgage or such Supplemental Indenture (or any other instrument, resolution, certificate, notice, memorandum or financing statement in connection therewith) has been properly recorded and filed, so as to create a valid and effective mortgage lien, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Lien effective. The Company shall be deemed to be in compliance with this subsection (a) if (i) the Opinion of Counsel herein required to be delivered to the Trustee shall state that this Mortgage or such Supplemental Indenture (or any other instrument, resolution, certificate notice, memorandum or financing statement in connection therewith), has been received for recording or filing in each jurisdiction in which it is required to be recorded or filed and that, in the opinion of such counsel (if such is the case), such receipt for recording or filing makes effective the Lien intended to be created by this Mortgage or such Supplemental Indenture, and (ii) such opinion is delivered to the Trustee within such time, following the date of such Supplemental Indenture, as shall be practicable having due regard to the number and distance of the jurisdictions in which this Mortgage or such Supplemental Indenture (or such other instrument, resolution, certificate, notice, memorandum or financing statement in connection therewith) is required to be recorded or filed; and

(b)           On or before December 1 of each year, beginning December 1, 2007, an Opinion of Counsel stating either (i) that in the opinion of such counsel such action has been taken, since the date of the most recent Opinion of Counsel furnished pursuant to this subsection (b) or the first Opinion of Counsel furnished pursuant to subsection (a) of this Section, with respect to the recording, filing, re-recording, and re-filing of this Mortgage and of each Supplemental Indenture (or any other instrument, resolution, certificate, notice, memorandum or financing statement in connection therewith), as is necessary to maintain the effectiveness of the Lien hereof, and reciting such action, or (ii) that in the opinion of such counsel no such action is necessary to maintain the effectiveness of such Lien.

The Company shall execute and deliver such Supplemental Indenture or Indentures and such further instruments and do such further acts as may be necessary or proper to carry out the purposes of this Mortgage and to make subject to the Lien hereof any property hereafter acquired, made or constructed and intended to be subject to the Lien hereof, and to transfer to any new trustee or trustees or co-trustee or co-trustees, the estate, powers, instruments or funds held in trust hereunder.

The Company hereby authorizes the Trustee at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, required by or deemed desirable by the Trustee to establish, evidence, provide notice of or maintain the validity, perfection and priority of any security interests granted in this Mortgage; provided, however, this authorization does not alter the Company’s obligation to record or file any documents as described in this Section 1613.

The Company shall use commercially reasonable efforts to obtain any consents of third parties relating to the properties, assets, rights, leaseholds, easements, permits and franchises described in clauses (xxiii) — (xxvi) of the definition of “Excepted Property” that are necessary to subject any such property to the Lien of this Mortgage.

* * * * * * * * * * * * * * * * * * * *

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed as of the day and year first above written.

THE EMPIRE DISTRICT GAS COMPANY
Attest:

/s/ Laurie A. Delano	By	/s/ Ronald F. Gatz
Laurie A. Delano, Assistant Secretary	Ronald F. Gatz, Vice President

Signed and delivered in the presence of:

/s/ Maria Macoubrie	Printed Name:	Maria Macoubrie

/s/ Michael R. Humphrey	Printed Name:	Michael R. Humphrey

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By	/s/ Steven D. Torgeson
Printed Name:	Steven D. Torgeson
Its:	Vice President

STATE OF MISSOURI	)
) ss.
COUNTY OF JACKSON	)

On this 24th day of May, 2006, before me, appeared Ronald F. Gatz, to me personally known, who being by me duly sworn, did say that he is the Vice-President of The Empire District Gas Company, a Kansas corporation, that said corporation has no seal, that said instrument was signed on behalf of said corporation by authority of its Board of Directors, and acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at my office in Kansas City, Missouri, the day and year last above written.

/s/ MARTISUA LAGER

Martisua Lager
Notary Public in and for
said County and State

My Commission Expires:
10/14/07

(The Notary Public must type or print his/her name immediately beneath his/her signature.)

STATE OF ILLINOIS	)
) ss.
COUNTY OF COOK	)

On this 30th day of May, 2006, before me, appeared Steven D. Torgeson, to me personally known, who being by me duly sworn, did say that he/she is the Vice President of The Bank of New York Trust Company, N.A., a national banking association, that the seal affixed to the foregoing instrument is the corporate seal of the corporation, that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and acknowledged said instrument to be the free act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal at my office in Chicago, Illinois, the day and year last above written.

/s/ MIKE COUNTRYMAN

Mike Countryman
Notary Public in and for
said County and State

My Commission Expires:
[illegible]

(The Notary Public must type or print his/her name immediately beneath his/her signature.)